Exhibit 10.1

EXECUTION VERSION

SECURITIES EXCHANGE AGREEMENT

among

RCS Capital Corporation

and

Luxor Capital Partners, LP and certain other Investors identified herein

Dated as of December 12, 2014

TABLE OF CONTENTS

Page

Section 1.	Issuance and Exchange of Preferred Shares	2
Section 2.	The Closing	2
Section 3.	Conditions to Closing	4
3.1	Conditions Precedent to Obligations of the Investors and the Company on the Closing Date	4
3.2	Conditions Precedent to Obligations of the Investors on the Closing Date	4
3.3	Conditions Precedent to Obligations of the Company on the Closing Date	5
Section 4.	Representations and Warranties of the Company	5
4.1	Organization and Qualification	5
4.2	Authorization; Enforcement	5
4.3	No Conflicts	6
4.4	Securities	6
4.5	Capitalization	6
4.6	SEC Reports; Financial Statements	7
4.7	Material Changes; Undisclosed Events, Liabilities or Developments; Solvency	8
4.8	Placement Agent	8
4.9	Investment Company	9
4.10	Listing and Maintenance Requirements	9
4.11	Registration Rights	9
4.12	Absence of Litigation	9
4.13	Application of Takeover Protections	9
4.14	Compliance	9
4.15	Internal Accounting Controls	10
4.16	Sarbanes-Oxley Act	10
4.17	Reserve Regulations	10
4.18	Reliance by the Investors	10
4.19	Tax Matters	10
Section 5.	Representations and Warranties of the Investors	10
5.1	Organization; Authority	10
5.2	Title to Series A Preferred Stock	11

5.3	No Public Sale or Distribution	11
5.4	Investor Status	11
5.5	No Registration	11
5.6	Experience of Each Investor	12
5.7	Access to Information	12
5.8	No Governmental Review	12
5.9	No Conflicts	12
5.10	Prohibited Transactions; Confidentiality	12
5.11	Restricted Securities	13
5.12	Legends	13
5.13	No Legal, Tax or Investment Advice	13
5.14	Certain Information	13
Section 6.	Restrictions on Transfer; Other Agreements of the Parties	13
6.1	Restrictive Legends	13
6.2	Notice of Transfer, Opinions of Counsel	14
6.3	Shares Issuable Upon Conversion	15
6.4	Indenture Amendments	15
6.5	SPA Termination	16
Section 7.	Definitions	16
Section 8.	Registration Rights	22
8.1	Registration Statement	22
8.2	Registration Procedures	23
8.3	Registration Expenses	25
8.4	Investor Information	25
Section 9.	Indemnification; Miscellaneous	26
9.1	Indemnification	26
9.2	Dispositions	29
9.3	Fees and Expenses	29
9.4	Entire Agreement	29
9.5	Notices	29
9.6	Amendments; Waivers	30
9.7	Construction	31
9.8	Successors and Assigns	31

9.9	No Third-Party Beneficiaries	31
9.10	Governing Law; Venue; Waiver of Jury Trial	31
9.11	Survival	32
9.12	Execution	32
9.13	Severability	32
9.14	Replacement of Stock Certificates	32
9.15	Remedies	32
9.16	Payment Set Aside	33
9.17	Adjustments in Share Numbers and Prices	33
9.18	Withholding Tax Matters	33

Exhibits

Exhibit A	Series B Certificate of Designation
Exhibit B	Series C Certificate of Designation
Exhibit C	Company Counsel Legal Opinion
Exhibit D	Company Officer’s Certificate
Exhibit E	Company Secretary’s Certificate
Exhibit F	Investor Officer’s Certificate
Exhibit G	Form of Letter of Acknowledgement and Representations
Exhibit H	Series A Conversion Notice
Exhibit I	Luxor Written Consent
Exhibit J	Amendment No. 1 to the Put & Call Agreement

Schedules

Schedule 4.5

Schedule 4.10

Schedule 5.4

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT dated as of December 12, 2014 (this “Agreement”), is among RCS Capital Corporation, a Delaware corporation (the “Company”), and each investor identified on the signature pages hereto (individually, an “Investor” and collectively, the “Investors”). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 7; references to an “Exhibit”, “Schedule” or “Section” are, unless otherwise specified, to an Exhibit, Schedule or Section, respectively, attached to this Agreement.

WHEREAS, each Investor is the holder of shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), which shares are convertible into shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms set forth in the Certificate of Designation governing the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on April, 29, 2014 (the “Series A COD”);

WHEREAS, the Series A Preferred Stock was issued to and purchased by Investors on April 29, 2014 pursuant to a Securities Purchase Agreement dated as of April 29, 2014, among the Investors, the Company and RCAP Holdings (as amended from time to time, the “SPA”);

WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, the Investors shall have executed and delivered a notice pursuant to the terms of the Series A COD (the “Series A Conversion Notice”), a copy of which is attached as Exhibit H hereto, requesting the conversion of an aggregate of 2,171,553 shares of Series A Preferred Stock as set forth in the Series A Conversion Notice on the terms and conditions set forth herein and therein (the “Series A Conversion Preferred Shares”) into such number of shares of Common Stock set forth in the Series A Conversion Notice (the “Conversion Common Shares”);

WHEREAS, pursuant to a plan of reorganization intended to qualify under Section 368(a) of the Code, each Investor desires to exchange all of the shares of Series A Preferred Stock held by it (and not otherwise being converted pursuant to a Series A Conversion Notice), being the number of shares of Series A Preferred Stock set forth on such Investor’s signature page to this Agreement (the “Old Preferred Shares”) for: (i) shares of the Company’s 11% Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), having the rights, restrictions, privileges and preferences set forth in the form of Certificate of Designation of Series B Preferred Stock, attached as Exhibit A hereto (the “Series B COD”); and (ii) shares of the Company’s 7% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), having the rights, restrictions, privileges and preferences set forth in the form of Certificate of Designation of Series C Preferred Stock, attached as Exhibit B hereto (the “Series C COD” and, together with the Series B COD, the “New CODs”), which Series C Preferred Stock shall be convertible into shares of Common Stock (such shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the “Series C Conversion Shares”) in accordance with the terms of the Series C COD;

WHEREAS, the Company desires to issue to the Investors 5,800,000 shares of Series B Preferred Stock in the aggregate, in the allocations set forth on each Investor’s signature page to this Agreement (the “Series B Shares”) and 4,400,000 shares of Series C Preferred Stock in the aggregate, in the allocations set forth on each Investor’s signature page to this Agreement (the “Series C Shares” and, together with the Series B Shares, the “New Preferred Shares”) in exchange for all of such Investor’s Old Preferred Shares, on the terms and subject to the conditions set forth herein; and

WHEREAS, the New Preferred Shares and the Series C Conversion Shares are herein referred to, collectively, as the “Securities;”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors respectively agree, as follows:

Section 1. Issuance and Exchange of Preferred Shares; Conversion of Conversion Common Shares.

1.1 Subject to Section 2 and the other terms and conditions of this Agreement, at the Closing, the Company shall issue to each Investor, and each Investor, severally and not jointly, agrees to accept from the Company, such number and type of New Preferred Shares in exchange for such number of Old Preferred Shares held by such Investor, in each case as set forth on such Investor’s signature page to this Agreement.

1.2 Each Investor hereby agrees that, upon receipt by such Investor of its New Preferred Shares in accordance with this Agreement, the Old Preferred Shares previously held by such Investor shall be deemed cancelled in connection therewith.

1.3 Each Investor hereby acknowledges that the Conversion Common Shares being delivered to it in accordance with the Series A Conversion Notice are subject to the Exchange Cap (as defined in the Series A COD) and as set forth in Section 6.5(a) of the SPA. On the Closing Date, the Company shall instruct, as directed by the Investors, the Transfer Agent to deliver Conversion Common Shares to the Investors, pro rata, in an amount of Conversion Common Shares, which, together with the Common Stock held of record by the Investors, equals 9.9% of the Common Shares outstanding on the Closing Date. The Company shall issue the remainder of the Conversion Common Shares 65 days following the Closing Date.

Section 2. The Closing.

2.1 The issuance and delivery of the New Preferred Shares by the Company to the Investors in exchange for their Old Preferred Shares shall take place at the offices of Proskauer Rose LLP, 11 Times Square, New York, New York 10036, at a closing (the “Closing”) on the Closing Date.

2.2 At the Closing, the Company will deliver or cause to be delivered to each Investor:

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(a) a copy of the Company’s irrevocable instructions to the Transfer Agent, duly executed by the Transfer Agent, instructing the Transfer Agent to deliver, on an expedited basis, stock certificates free and clear of all restrictive and other legends (except as expressly provided in Section 6.1 hereof) and evidencing such number of each Investor’s New Preferred Shares registered in the name of the applicable Investor;

(b) a legal opinion of Company Counsel, in the form attached hereto as Exhibit C, executed by such counsel and delivered to the Investors;

(c) a certificate of an officer of the Company, dated the Closing Date, certifying that the conditions specified in Sections 3.2(a) have been fulfilled (the “Company Certificate”) in the form attached hereto as Exhibit D;

(d) a certificate of the Secretary of the Company or the Assistant Secretary of the Company, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (ii) certifying the current versions of the Charter and By-laws of the Company, in each case as amended, restated and/or supplemented; and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company (the “Company Secretary’s Certificate”) in the form attached hereto as Exhibit E; and

(e) the PCA Amendment.

2.3 At or prior to the Closing, each Investor, severally and not jointly, shall deliver or cause to be delivered to the Company:

(a) the certificate or certificates representing the Old Preferred Shares to be exchanged, duly endorsed or assigned to the Company or in blank; provided, however, the Company acknowledges the certificates representing the Old Preferred Shares are in the custody of the Company and agrees that such certificates shall be deemed already delivered, duly endorsed and assigned for the purposes hereof;

(b) a certificate of an officer of such Investor, dated the Closing Date, certifying that the conditions specified in Sections 3.3(a) have been fulfilled (the “Investor Certificate”) in the form attached hereto as Exhibit F; and

(c) a letter of acknowledgement and representations of such Investor, dated the Closing Date, in the form attached hereto as Exhibit G.

2.4 At or prior to the Closing, the following shall have occurred with respect to the Series A Conversion Preferred Shares to be converted pursuant to the Series A Conversion Notice:

(a) Subject to the delivery restrictions set forth in Section 1.3, the Company will deliver or cause to be delivered to each Investor a copy of the Company’s irrevocable instructions to the Transfer Agent, duly executed by the Transfer Agent, instructing the Transfer Agent to deliver, on an expedited basis, stock certificates free and clear of all

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restrictive and other legends (except as expressly provided in Section 6.1 hereof) and evidencing such number of each Investor’s Conversion Common Shares registered in the name of the applicable Investor; and

(b) each Investor, severally and not jointly, shall deliver or cause to be delivered to the Company the certificate or certificates representing the Series A Conversion Preferred Shares to be converted pursuant to the Series A Conversion Notice, duly endorsed or assigned to the Company or in blank. provided, however, the Company acknowledges the certificates representing the Series A Conversion Preferred Shares are in the custody of the Company and agrees that such certificates shall be deemed already delivered, duly endorsed and assigned for the purposes hereof.

Section 3. Conditions to Closing.

3.1 Conditions Precedent to Obligations of the Investors and the Company on the Closing Date. The Company’s obligation to issue the applicable New Preferred Shares at the Closing and the obligation of each of the Investors to exchange the applicable Old Preferred Shares at the Closing are subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of both the Company and each of the Investors:

(a) Legal Investment. On the Closing Date, the exchange of the Old Preferred Shares and the conversion of the Series A Conversion Preferred Shares shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Investors.

(b) NYSE Listing. All the Series C Conversion Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

3.2 Conditions Precedent to Obligations of the Investors on the Closing Date. The obligation of each Investor to exchange the Old Preferred Shares to be exchanged at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the Investors:

(a) Representations and Warranties. The Specified Representations (other than those that relate to a particular date or period earlier than the Closing Date) disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect shall be true and correct in all material respects at the time of the Closing, except that any representation or warranty that relates to a particular date or period earlier than the Closing Date shall have been true in all material respects as of such date or period. For the avoidance of doubt, even though it is not a condition to the Closing, the failure of any representations and warranties to be true and correct shall nevertheless be subject to indemnification in accordance with Section 9.1.

(b) Deliverables. The Company or the other applicable parties shall have delivered to the Investors the deliverables contemplated in Section 2.2.

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(c) New CODs. The Company shall have duly filed the New CODs with the Secretary of State of the State of Delaware and the New CODs shall have become effective.

3.3 Conditions Precedent to Obligations of the Company on the Closing Date. The Company’s obligation to issue the Securities at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the Company:

(a) Representations and Warranties. The Investors’ representations and warranties contained in Section 5 hereof (other than those that relate to a particular date or period earlier than the Closing Date) disregarding all qualifications and exceptions contained therein relating to materiality shall be true and correct in all material respects at the time of the Closing, except that any representation or warranty that relates to a particular date or period earlier than the Closing Date shall have been true in all material respects as of such date or period. For the avoidance of doubt, even though it is not a condition to the Closing, the failure of any representations and warranties to be true and correct shall nevertheless be subject to indemnification in accordance with Section 9.1.

(b) Deliverables. The Investors shall have delivered to the Company the deliverables contemplated in Section 2.3.

Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Investors as follows:

4.1 Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and legal authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents (the “Charter Documents”). The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or Property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors, members, managers or its stockholders (as applicable). Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding

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obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (a) conflict with or violate any provision of its Charter Documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the creation of any Lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the terms or conditions of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any Property of the Company is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 5 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any Property of the Company is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

4.4 Securities The Securities have been duly authorized and, when issued in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investor). Except as has already been obtained pursuant to the Luxor Written Consent, no vote or approval of any class or series of capital stock of or any equity interests in the Company is necessary to approve the issuance of the Securities. The NYSE has confirmed in writing to the Company that no stockholder approval under Section 312 of the NYSE Listed Company Manual in required in connection with the issuance of the Securities.

4.5 Capitalization. The authorized, issued and outstanding capital stock of the Company as of September 30, 2014 is as set forth in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014 and filed with the SEC on November 14, 2014. As of the date hereof, (i) 67,948,494 shares of Common Stock are issued and outstanding; (ii) one share of Class B Common Stock, $0.001 par value (the “Class B Common Stock”), is issued and outstanding; and (iii) 13,755,980 shares of Series A Preferred Stock are issued and outstanding. As of the date hereof, and as of the Closing Date, all outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in the

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SEC Reports filed prior to the date hereof, the Company did not have outstanding at September 30, 2014 any other Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any of the Securities, Common Stock or Convertible Securities or securities or rights convertible or exchangeable into the Securities, Common Stock or Convertible Securities. Except as disclosed in SEC Reports, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance of the Securities will not obligate the Company to issue the Securities or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as set forth on Schedule 4.5 hereof or as disclosed in the SEC Reports filed prior to the date hereof and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership in excess of 5% of the outstanding Common Stock.

4.6 SEC Reports; Financial Statements.

(a) Except as set forth in SEC Reports filed prior to the date hereof, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.”

(b) As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the Property of the Company is subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

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(c) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

4.7 Material Changes; Undisclosed Events, Liabilities or Developments; Solvency. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports (other than forward-looking statements, risk factors and others statements cautionary in nature) filed prior to the date hereof or in Schedule 4.7 hereto, (a) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (b) neither the Company nor any of their Subsidiaries have incurred any material liabilities other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (c) neither the Company nor any Subsidiary has altered its method of accounting or changed its auditors, (d) neither the Company nor any Subsidiary has declared or made any dividend or distribution of cash or other Property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 4.7, “Insolvent” means (A) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (B) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (C) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (D) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.8 Placement Agent The Company has not engaged any placement agent or other agent in connection with the issuance of the Securities. No commission or other remuneration has been, or will be, paid or given directly or indirectly to any Person for any solicitation in connection with the transactions contemplated hereby.

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4.9 Investment Company The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.10 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market other than as set forth on Schedule 4.10 hereto. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

4.11 Registration Rights. Except as disclosed in the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other Governmental Authority that have not expired or been satisfied or waived. No Person has registration or “piggy-back” rights that would preempt or “cut-back” the registration rights granted to the Investors under this Agreement.

4.12 Absence of Litigation. Except as disclosed in the SEC Reports (other than forward-looking statements, risk factors and others statements cautionary in nature) filed prior to the date hereof, to the Company’s knowledge, there is no action, suit, claim, Proceeding, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company that could, individually or in the aggregate, to have a Material Adverse Effect.

4.13 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

4.14 Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) the Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) the Company is not in violation of any order of any court, arbitrator or governmental body, or (c) the Company is not and has not been in violation of any statute, rule or regulation of any Governmental Authority.

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4.15 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.16 Sarbanes-Oxley Act. The Company is in compliance in all respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

4.17 Reserve Regulations. The Company, and each Subsidiary, is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “Margin Stock” (as defined in Regulation U).

4.18 Reliance by the Investors. The Company acknowledges that the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

4.19 Tax Matters. The Company and each Subsidiary (a) has made or filed all applicable U.S. federal, state, local and/or non-U.S. income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes, interest, penalties and other governmental assessments and charges, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (c) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes on any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The Company and each Subsidiary has no material uncertain tax positions pursuant to FASB Interpretation 48 (FIN 48), “Accounting for Uncertainty in Income Taxes.” The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

Section 5. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

5.1 Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The exchange by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor

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and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law. The Luxor Written Consent has been duly executed and delivered to the Company by all the signatories thereto immediately prior to the execution and delivery of this Agreement.

5.2 Title to Series A Preferred Stock. Such Investor has valid, legal and marketable title to the Series A Conversion Preferred Shares and the Old Preferred Shares and to all of the rights afforded thereunder, free and clear of any and all Liens or adverse claims whatsoever. As of the Closing Date, such Investor shall not have assigned, conveyed or transferred any interest whatsoever (contingent or otherwise) in the Series A Conversion Preferred Shares and the Old Preferred Shares. Upon delivery of the Series A Conversion Preferred Shares and the Old Preferred Shares by such Investor to the Company, the Company will acquire valid, legal and marketable title to the Series A Conversion Preferred Shares and the Old Preferred Shares free and clear of any and all Liens or adverse claims whatsoever. Such Series A Conversion Preferred Shares and the Old Preferred Shares represent all of the shares of Series A Preferred Stock acquired by such Investor under the SPA which have not been converted to Common Stock prior to the date hereof.

5.3 No Public Sale or Distribution. Such Investor is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

5.4 Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker-dealer. Except as otherwise set forth on Schedule 5.4 hereto, such Investor is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.

5.5 No Registration. Each Investor understands the Securities have not been and, except as provided in Section 8 hereof, will not be registered under the Securities Act or the securities laws of any state of the United States and that the issuance of New Preferred Shares contemplated hereby is being made in reliance on an exemption from such registration pursuant to Section 3(a)(9) of the Securities Act and, as such, the New Preferred Shares will be subject to

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the same transfer restrictions as are applicable to the Old Preferred Shares. No commission or other remuneration has been, or will be, paid or given directly or indirectly to any Person for any solicitation in connection with the transactions contemplated hereby.

5.6 Experience of Each Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.7 Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials, and all other materials such Investor deemed necessary for the purpose of making an investment decision with respect to the Securities and has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company’s business, management and financial affairs and terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (b) access to information (including material non-public information) about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Investor has evaluated the risks of investing in the Securities, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for such Investor.

5.8 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.9 No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of such Investor, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (b) and (c) above, for such that are not material to the transactions contemplated by this Agreement and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

5.10 Prohibited Transactions; Confidentiality. Such Investor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Investor has, engaged in any purchases or sales in the securities, including derivatives, of the

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Company (including, without limitation, any Short Sales (involving any of the Company’s securities (each, a “Prohibited Transaction”)) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Prohibited Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

5.11 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances

5.12 Legends. It is understood that, except as provided in Section 6.1, certificates evidencing the New Preferred Shares may bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in Section 6.1.

5.13 No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Investor in connection with the exchange of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its exchange of the Securities.

5.14 Certain Information. Such Investor acknowledges that the Company may have material, non-public information not known to such Investor regarding the Securities and the Company, including, without limitation information received by the Company on a privileged basis from the attorneys and financial advisers representing the Company and its Board of Directors. Such Investor understands, based on its experience, the disadvantage to which such Investor is subject due to the disparity of information between the Company and such Investor and, notwithstanding this, such Investor has deemed it appropriate to enter into this Agreement and engage in the transactions contemplated hereby.

Section 6. Restrictions on Transfer; Other Agreements of the Parties.

6.1 Restrictive Legends.

(a) Certificates representing the New Preferred Shares issued will bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are permitted to be removed under this Section 6 or applicable law:

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THIS SECURITY[, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY,] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY[, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY,] MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY[, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY]

(b) The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal offices, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to each Investor or any transferee upon its or their request.

(c) Whenever the legend requirements imposed by this Section 6.1 shall terminate, as provided in Section 6.2, the respective holders of New Preferred Shares or Series C Conversion Shares for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company’s expense, certificates representing the New Preferred Shares or Series C Conversion Shares, respectively, without such legend.

6.2 Notice of Transfer, Opinions of Counsel. Each holder of Securities bearing the restrictive legend set forth in Section 6.1 (a “Restricted Security”), agrees with respect to any transfer of such Restricted Security to give to the Company (a) three Business Days prior to such transfer (i.e., T+3) written notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration requirements of the Securities Act or any state law, and (b) if in connection with such transfer, the holder of the Restricted Security requests that the Company remove the restrictive legend from such Restricted Security, upon reasonable request by the Company to such transferring holder, an opinion of counsel (at the expense of such holder), which is knowledgeable in securities law matters (including in-house counsel), in form and substance reasonably satisfactory to the Company to the effect that subsequent transfers of such Restricted Security will not require registration under the Securities Act or any state law. If the holder of

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the Restricted Security delivers to the Company an opinion of counsel (including in-house counsel or outside counsel to an Investor or its investment adviser) which is in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act or any state law, and the Company, in its or its counsel’s opinion does not reasonably disagree with such opinion, the Company will within a reasonable period after such contemplated transfer, at the expense of such holder, deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 6.1 above. The restrictions imposed by this Section 6 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Company at the expense of such holder, a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 6.1 and not containing any other reference to the restrictions imposed by this Section 6. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 6.2 with respect to the transfer of any securities on which the restrictive legend has been removed in accordance with this Section 6.2. As used in this Section 6.2, the term “transfer” encompasses any sale, transfer or other disposition of any securities referred to herein.

6.3 Shares Issuable Upon Conversion(a) . At any time that any Series C Shares are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of Series C Conversion Shares which the Company may be liable to issue upon the conversion of shares of Series C Preferred Stock from time to time remaining outstanding, in accordance with the terms and conditions of the Series C COD. All Series C Conversion Shares shall be newly issued shares of Common Stock or shares of Common Stock held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any lien and shall not be subject to any pre-emptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

6.4 Indenture Amendments. Promptly following the Closing, each of the Company and the Investors, in their capacity as holders of Notes, agrees to use reasonable best efforts to take all steps necessary to amend, and cause Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”) to amend, by entry into a supplemental indenture, that certain Indenture (the “Indenture”), dated as of April 29, 2014, between the Company and the Trustee, related to the Notes, to (a) revise the 24.9% Cap (as defined in the Indenture) contained in Section 14.01(m) of the Indenture, and provisions appurtenant thereto, to conform to Section 7(c) of the Series C COD; (b) revise the Limitation (as defined in the Indenture) contained in Section 14.01(k) of the Indenture, and provisions appurtenant thereto, to conform to Section 7(a) of the Series C COD; (c) add a provision in the Indenture providing for substantially the same terms set forth in Section 7(b) of the Series C COD; (d) amend Section 4.13 of the Indenture and any other applicable provision of the Indenture to the extent necessary to permit the redemption of the Series B Preferred Stock pursuant to Section 5(a) of the Series B COD if such redemption is permitted (including as a result of any consent to, or waiver of any restrictions applicable to, such redemption) under all Credit Facilities (as defined under the Indenture) which are outstanding at such time; and (e) amend Section 14.04(d) of the Indenture,

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but only to the limited extent and for the limited purpose of confirming that the First Allied Contribution was not an event that would cause the adjustment of the Conversion Rate (as defined in the Indenture) pursuant to the Indenture.

6.5 SPA Termination. Effective at the Closing, the Investors and the Company irrevocably terminate the provisions of Section 6.5(b) of the SPA.

Section 7. Definitions. As used herein the following terms have the following respective meanings:

“Affiliate,” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the preamble, as amended, modified or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day in which banks are not required or authorized to be closed in New York City, New York.

“By-laws” means the by-laws of the Company, as amended to date and presently in effect.

“Charter” means the certificate of incorporation of the Company, as amended to date and presently in effect.

“Charter Documents” has the meaning set forth in Section 4.1.

“Class B Common Stock” has the meaning set forth in Section 4.5.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” means the date and time of the Closing of the issuance of the New Preferred Shares and the exchange of the Old Preferred Shares, which shall occur on the day that all conditions precedent set forth in Section 2 are satisfied or waived by the applicable parties.

“Code” means the Internal Revenue Code of 1986, as amended (or any successor statute).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Certificate” has the meaning set forth in Section 2.2(c).

“Company Counsel” means Proskauer Rose LLP.

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“Company Secretary’s Certificate” has the meaning set forth in Section 2.2(d).

“Convertible Securities” means (i) any rights, Options or warrants to acquire Common Stock or any other capital stock of the Company or any Subsidiary of the Company (including Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), and (ii) any notes, debentures, shares of preferred stock or other securities or rights that are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of the Company or any Subsidiary of the Company.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Common Shares” has the meaning set forth in the recitals.

“DGCL” means the Delaware General Corporation Law.

“Disclosure Materials” has the meaning set forth in Section 4.6(a).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 120th calendar day following the Closing Date; provided, however, that in the event the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

“Effectiveness Period” has the meaning set forth in Section 8.1(b).

“Eligible Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” has the meaning set forth in the preamble.

“Filing Date” means the date that is 45 days after the Closing Date; provided, however, if such date is not a Business Day, the next date that is a Business Day.

“FINRA” has the meaning set forth in Section 5.4.

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“First Allied Contribution” means the issuance by the Company, pursuant to the terms of a Contribution Agreement dated as of April 3, 2014, between the Company and RCAP Holdings, of 11,264,929 shares of Common Stock to RCAP Holdings on June 30, 2014 in exchange for all the issued and outstanding shares of common stock of First Allied Holdings Inc.

“GAAP” has the meaning set forth in Section 4.6(c).

“Governmental Authority” means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any Property acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any Property (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Indemnified Party” has the meaning set forth in Section 9.1(c).

“Indemnifying Party” has the meaning set forth in Section 9.1(c).

“Indenture” has the meaning set forth in Section 6.5.

“Insolvent” has the meaning set forth in Section 4.7.

“Investor” has the meaning set forth in the preamble.

“Investor Certificate” has the meaning set forth in Section 2.3(b).

“Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or

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other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property of such Person.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Luxor Written Consent” means the written consent of the holders of at least a majority of the voting power of the issued and outstanding shares of Series A Preferred Stock substantially in the form attached hereto as Exhibit I.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries taken as a whole on a consolidated basis, or (ii) material and adverse impairment of the Company’s ability to perform its obligations under any of the Transaction Documents; provided, however, that, none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (A) a change in the market price or trading volume of the Common Stock; or (B) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“New CODs” has the meaning set forth in the recitals.

“New Preferred Shares” has the meaning set forth in the recitals.

“Notes” means the Company’s 5.00% Convertible Senior Notes due 2021 issued pursuant to the Indenture.

“Notice” has the meaning set forth in Section 9.5.

“NYSE” means the New York Stock Exchange.

“Old Preferred Shares” has the meaning set forth in the recitals.

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Securities.

“PCA Amendment” means Amendment No. 1 to the Put & Call Agreement by and among RCS Capital Corporation, Luxor Capital Partners, LP, Blue Sands LLC, Blue Sands B Inc., Blue Sands C Inc., and Blue Sands D Inc. and the existing members of RCS Capital Management, LLC, substantially in the form attached hereto as Exhibit J.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prohibited Transaction” has the meaning set forth in Section 5.10.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“RCAP Holdings” means RCAP Holdings, LLC, a Delaware limited liability company.

“Registrable Securities” means the Securities, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement required to be filed with the SEC under Section 8 hereof with respect to the Registrable Securities, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Restricted Security” has the meaning set forth in Section 6.2.

“Rule 144,” “Rule 144A,” “Rule 415,” and “Rule 424” means Rule 144, Rule 144A Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule hereafter adopted by the SEC having substantially the same effect as such Rule.

“Schedule” has the meaning set forth in the preamble.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.6(a).

“Section” has the meaning set forth in the preamble.

“Securities” has the meaning set forth in the recitals.

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“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as from time to time amended.

“Selling Expenses” means all underwriting discounts, selling fees or commissions and stock transfer taxes applicable to any sale of Registrable Securities.

“Series A COD” has the meaning set forth in the recitals.

“Series A Conversion Notice” has the meaning set forth in the recitals.

“Series A Conversion Preferred Shares” has the meaning set forth in the recitals.

“Series A Preferred Stock” has the meaning set forth in the recitals.

“Series B COD” has the meaning set forth in the recitals.

“Series B Preferred Stock” has the meaning set forth in the recitals.

“Series B Shares” has the meaning set forth in the recitals.

“Series C COD” has the meaning set forth in the recitals.

“Series C Conversion Shares” has the meaning set forth in the recitals.

“Series C Preferred Stock” has the meaning set forth in the recitals.

“Series C Shares” has the meaning set forth in the recitals.

“Short Sales” has the meaning set forth in Section 5.10.

“SPA” has the meaning set forth in the recitals.

“Specified Representations” means the representations and warranties of the Company set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.6(a), 4.9, 4.14(b), 4.14(c) and 4.16.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns a majority of the outstanding equity and/or control.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that, in the event that the Common Stock is not listed or quoted as set forth in clauses (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

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“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means, collectively, this Agreement, the schedules and exhibits attached hereto (including the Series B COD, the Series C COD, the Series A Conversion Notice and the PCA Amendment) and any and all agreements, certificates, instruments and other documents of any Company Party required thereby or executed in connection herewith.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.

“Trustee” has the meaning set forth in Section 6.5.

Section 8. Registration Rights.

8.1 Registration Statement.

(a) On or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement or, if a Registration Statement is then effective, a supplement to the Prospectus, in either case covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision); provided, that the Company may, in its sole discretion, extend the Filing Date for up to ten days.

(b) The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible, but in any event on or prior to the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without any volume limitations under Rule 144 (the “Effectiveness Period”).

(c) Notwithstanding anything in this Agreement to the contrary the Company may, by written notice to each Investor, suspend sales under a Registration Statement after the Effective Date thereof and/or require that each Investor immediately cease the sale of Registrable Securities pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such Registration Statement at such time. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would

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be materially detrimental to the Company. The Company’s rights under this Section 8.1(c) may be exercised for a period of no more than 20 Trading Days at a time and not more than three times in any 12-month period. Immediately after the end of any suspension period under this Section 8.1(c), the Company shall take all necessary actions (including filing any required supplemental Prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of each Investor to publicly resell its Registrable Securities pursuant to such effective Registration Statement.

8.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to each Investor copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of each Investor. The Company shall reflect in each such document when so filed with the SEC all reasonable comments regarding the description of the transactions contemplated by this Agreement, the Investors, the plan of distribution or any other Transaction Document as each Investor may reasonably and promptly propose no later than two Trading Days after each Investor has been so furnished with copies of such documents as aforesaid.

(b) (i) Subject to Section 8.1(c), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any successor provision); and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify each Investor as promptly as reasonably possible, and (if requested by any Investors) confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (ii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d) Use its reasonable best efforts to avoid the issuance of or, if such issuance occurs, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e) Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(f) (i) In the manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application (or applications) covering all the Series C Conversion Shares; (ii) take all steps necessary to cause such Series C Conversion Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to each Investor evidence of such listing; and (iv) except as a result of events provided for in Section 8.1(c), during the Effectiveness Period, maintain the listing of such Series C Conversion Shares on each such Trading Market or another Eligible Market.

(g) Prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates or book-entry records, as required by such Investors, representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or records, as applicable, shall be free, to the extent permitted by the Transaction Documents and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as any of the Investors may reasonably request.

(i) Upon the occurrence of any event described in Section 8.2(c)(iii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration

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Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided, that, the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor requests in advance in writing to receive material, nonpublic information and agrees in writing to keep such information confidential.

(k) Comply with all rules and regulations of the SEC applicable to the registration of the Registrable Securities.

(l) Comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 (or any successor provision) under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 (or any successor provision) under the Securities Act, reasonably promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 (or any successor provision) and, as a result thereof, the Investors are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

8.3 Registration Expenses. The Company shall pay all fees and expenses (other than Selling Expenses) incurred in connection with the performance of or compliance with this Section 8 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses including, without limitation, those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. All Selling Expenses incurred in connection with the sale of Registrable Securities shall be borne by the Investors or other holders selling such Registrable Securities in proportion to such Investors’ or other holders’ Registrable Securities sold. Each Investor and other holder of Registrable Securities shall pay the expenses of their own counsel and other advisers.

8.4 Investor Information. It shall be a condition precedent to the obligations of the Company to complete the registration or Prospectus supplement filing pursuant to this Agreement with respect to the Registrable Securities of any Investor that such Investor furnishes to the Company the information reasonably requested by the Company and such other information regarding itself, the Registrable Securities and other Common Stock held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities or file a Prospectus supplement

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with respect to the Registrable Securities and shall complete and execute such documents in connection with the foregoing as the Company may reasonably request.

Section 9. Indemnification; Miscellaneous.

9.1 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, each Investor, each Investor’s members, stockholders, officers, directors, agents and employees and each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based on (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (regardless of whether such misrepresentation, violation or breach constitutes a failure of a condition to an applicable Closing for the benefit of any Investor (and regardless of whether any such condition is waived by such Investor), (ii) any breach of any agreement or obligation by the Company of any Transaction Document (regardless of whether such breach constitutes a failure of a condition to an applicable Closing for the benefit of any Investor (and regardless of whether any such condition is waived by the Investor), (iii) any Proceeding with respect to the Company, or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding any Investor furnished in writing to the Company by such Investor or its agent for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor or its agent in writing expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto, or (B) with respect to any Prospectus, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected Prospectus was timely made available by the Company to any Investor, and such Investor or its agent seeking indemnity hereunder was advised in writing not to use the incorrect Prospectus prior to the use giving rise to Losses.

(b) Indemnification by the Investor. Each Investor shall, severally and not jointly, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its directors, officers, agents and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses (i) arising out of or based on any misrepresentation or breach of any representation or warranty made by such Investor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (regardless of whether such misrepresentation, violation or

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breach constitutes a failure of a condition to an applicable Closing for the benefit of the Company (and regardless of whether any such condition is waived by the Company), (ii) any breach of any agreement or obligation by such Investor of any Transaction Document (regardless of whether such breach constitutes a failure of a condition to an applicable Closing for the benefit of the Company (and regardless of whether any such condition is waived by the Company), or (iii) arising out of (A) any violation or purported violation of securities laws by such Investor in connection with any resale of Common Stock and (B) any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor or its agent in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Investor or its agent expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of any Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying

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Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 9.1(c)) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that, the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 9.1(a) or 9.1(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9.1(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 9.1 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.1(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9.1(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net

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proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section 9.1 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.2 Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and, to the extent any such sales are made under the Registration Statement, shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 8.1(c), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Investor agrees that the removal of the restrictive legend from certificates or book-entry records representing the Securities as set forth in this Section 9.2 is predicated upon the Company’s reliance that such Investor will comply with the provisions of this subsection. Both the Company and the Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection.

9.3 Fees and Expenses. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities. Each of the Company and the Investors will be individually responsible for their respective transaction expenses.

9.4 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, each party hereto will execute and deliver to the other parties hereto such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

9.5 Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service; (iii) sent by registered or certified mail, postage pre-paid and return receipt requested; or (iv) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 9.5, in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

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If to the Company:

RCS Capital Corporation
405 Park Avenue
14th Floor
New York, New York 10022
Attention: James Tanaka, Esq., General Counsel – RCS Capital
Facsimile: (646) 861-7743

with a copy (which shall not constitute notice or service of process under Section 9.5 of this Agreement) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention: James P. Gerkis, Esq.
Facsimile: (212) 969-2900

If to any Holder:

c/o Luxor Capital Partners, LP
1114 Avenue of the Americas
29th Floor
New York NY 10036
Facsimile: (212) 763-8001

with a copy (which shall not constitute notice or service of process under Section 9.5 of this Agreement) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, New York 10036
Attention: Jeffrey L. Kochian and Ryan Katz
Facsimile: (212) 872-1002

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 9.5. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

9.6 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, however, that nothing in this Section 9.6 shall be deemed to prohibit an assignment or transfer pursuant to Section 9.8 hereof. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other

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provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (a) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (b) such transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such transferee has received and read this Agreement and agrees to be bound by, and shall have the benefit of, all the terms of this Agreement to the same extent as if the such transferee were an original party to this Agreement and shall assume all obligations of an Investor under this Agreement, (c) either or both of the written instruments referenced in clauses (a) and (b) of this sentence identifies the name and address of such transferee or assignee, (d) either or both of the written instruments referenced in clauses (a) and (b) of this sentence identifies the Securities with respect to which such rights are being transferred or assigned, (e) following the transfer or assignment pursuant to this Section 9.8, the further disposition of such Securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws and otherwise pursuant to this Section 9.8, and (f) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

9.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third-party beneficiary of Section 9.1 and (in each case) may enforce the provisions of such Section applicable to them directly against the parties with obligations thereunder.

9.10 Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (EXCEPT WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE CHARTER, THE SERIES A COD, THE SERIES B COD OR THE SERIES C COD), AND HEREBY IRREVOCABLY

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WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY, PARENT AND EACH OF THE INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

9.11 Survival. The representations and warranties contained herein shall survive the Closing for a period of one year following the Closing Date.

9.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

9.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.14 Replacement of Stock Certificates. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate or note affidavit of that fact and an agreement to indemnify and hold harmless the Company for any Losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or note.

9.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Investor and the Company will be

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entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

9.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and the Company shall remain liable for such payments.

9.17 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Securities (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Securities), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares or a price per share shall be adjusted to appropriately account for such event.

9.18 Withholding Tax Matters. To the extent the Company determines in good faith that any U.S. federal withholding taxes are required to be deducted or withheld under the Code as a result of any exchange or other transactions entered into by the Investors pursuant to this Agreement, the Company agrees (a) not to so deduct or withhold until a reasonable time after it has made a reasonable request for accurate and complete IRS Form(s) W-8 and/or W-9, as applicable, to each Investor, and (b) to determine the applicable withholding liability consistent with the forms so provided and on the basis of a good faith determination of the Company’s current and accumulated earnings and profits for U.S. federal income tax purposes. In the event that the Company determines in good faith that any such withholding described in this Section 9.18 is required at a time when no cash payment to an Investor is required under a Transaction Document, the Company shall be entitled, and agrees, to (x) deduct such withholding tax from the next payment required to be made to such Investor under the Transaction Documents (and, for the avoidance of doubt, such payment shall not be increased as a result of such withholding) and (y) promptly pay such amount withheld to the applicable Government Authority, and provide proof of payment to such Investor.

[Signature pages follow.]

33

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RCS CAPITAL CORPORATION:

By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer

[Signature Page – Securities Exchange Agreement]

LUXOR CAPITAL PARTNERS, LP:

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

Address: 1114 Avenue of the Americas 29th Floor New York NY 10036

Number of Old Preferred Shares: 4,268,956 Number of Series B Shares: 2,137,347 Number of Series C Shares: 1,621,436

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

Address: c/o Luxor Capital Partners, LP 1114 Avenue of the Americas 29th Floor New York NY 10036

Number of Old Preferred Shares: 5,358,046 Number of Series B Shares: 2,682,625 Number of Series C Shares: 2,035,094

[Signature Page – Securities Exchange Agreement]

LUXOR SPECTRUM OFFSHORE MASTER FUND, LP

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

Address: c/o Luxor Capital Partners, LP 1114 Avenue of the Americas 29th Floor New York NY 10036

Number of Old Preferred Shares: 398,756 Number of Series B Shares: 199,646 Number of Series C Shares: 151,456

LUXOR WAVEFRONT, LP

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

Address: c/o Luxor Capital Partners, LP 1114 Avenue of the Americas 29th Floor New York NY 10036

Number of Old Preferred Shares: 1,128,535 Number of Series B Shares: 565,026 Number of Series C Shares: 428,640

[Signature Page – Securities Exchange Agreement]

OC 19 MASTER FUND, L.P.-LCG

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

Address: c/o Luxor Capital Partners, LP 1114 Avenue of the Americas 29th Floor New York NY 10036

Number of Old Preferred Shares: 430,134 Number of Series B Shares: 215,356 Number of Series C Shares: 163,374

[Signature Page – Securities Exchange Agreement]

EXHIBIT A

Certificate of Designation of 11% Series B Preferred Stock

RCS CAPITAL CORPORATION

CERTIFICATE OF DESIGNATION

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

11% Series B Preferred Stock

(Par Value $0.001 Per Share)

RCS Capital Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Third Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time in accordance with Section 6(a) hereof, the “Certificate of Incorporation”) which authorizes the issuance, by the Corporation, in one or more series of up to 100,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the General Corporation Law, the Executive Committee of the Board of Directors (the “Executive Committee”) on December 11, 2014 duly adopted the following resolutions:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 4.03 of the Certificate of Incorporation and in accordance with the provisions of Sections 141(c) and 151 of the General Corporation Law, the Executive Committee, exercising all the powers and authority of the Board of Directors, hereby authorizes, creates and provides for the issuance of a series of Preferred Stock, par value $0.001 per share, of the Corporation, herein designated as the 11% Series B Preferred Stock (the “Series B Preferred Stock”), which shall consist initially of 5,800,000 shares of Series B Preferred Stock (subject to increase or decrease as set forth herein in accordance with Section 151(g) of the General Corporation Law), and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all series) are hereby fixed as follows (certain terms used herein being defined in Section 2) hereof:

1.	General.

(a)           The shares of such series shall be designated the 11% Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Shares”).

(b)           Each Series B Preferred Share shall be identical in all respects with the other Series B Preferred Shares.

(c)           The number of Series B Preferred Shares shall initially be 5,800,000, which number may from time to time be increased (but not above the total number of authorized shares of Preferred Stock and subject to Section 6(a)) or decreased (but not below the number of Series B Preferred Shares then outstanding) by resolution of the Board of Directors. Whenever any Series B Preferred Shares that have been issued are reacquired in any manner by the Corporation, the Corporation shall take all action as may be necessary to retire such shares and to cause such shares to resume the status of authorized but unissued Preferred Stock, undesignated as to class or series.

(d)           No fractional Series B Preferred Shares shall be issued.

2.            Certain Definitions. As used herein, the following terms shall have the following meanings:

“accrued and unpaid dividends”, with respect to any share of any class or series, means an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from and including the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

“Acquired Entity or Business” means a Person, business, property or asset acquired by the Corporation or any of its Subsidiaries.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business (any of the foregoing a “Pro Forma Entity”), the Adjusted EBITDA of such Pro Forma Entity, and which, for the avoidance of doubt, shall include pro forma adjustment reflecting the amount of net cost savings and synergies projected by the Corporation in good faith to be realized as a result of actions taken or to be taken within 12 months after the date the acquisition of a Pro Forma Entity (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period); provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) no cost savings or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to LTM Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period, and (C) such actions have been taken or are to be taken within 12 months after the date of determination to take such action.

“Adjusted EBITDA” shall have the meaning set forth in the definition of LTM Adjusted EBITDA.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to any such Hedging Agreement, (i) for any date on or after the date such Hedging Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreement.

“Annual Dividend Rate” shall mean 11.00% per annum of the Liquidation Preference if paid in cash, per Series B Preferred Share; provided, however that to the extent a dividend for a Dividend Period is not paid in cash on the applicable Dividend Payment Date (whether at the option of the Board of Directors or as otherwise required by this Certificate of Designations), then the Annual Dividend Rate for such Dividend Period with respect to dividends not paid in cash shall mean 12.50% per annum of the Liquidation Preference.

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“Beneficial Owner” shall mean a “beneficial owner” (as defined in Rules 13d-3 and13d-5 under the Exchange Act).

“Board of Directors” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Business Day” shall mean any day other than Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Certificate of Incorporation” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Change of Control” shall be deemed to have occurred if any of the following occurs:

(a)           any “person” or “group” as defined in Rules 13d-3 and 13d-5 under the Exchange Act (other than the current holder as of the date of the filing of this Certificate of Designation of Class B Common Stock or its Affiliates) is or becomes the Beneficial Owner, directly or indirectly, of the Corporation’s Common Shares, voting or otherwise, representing 50% or more of the total voting power or economic interests of all outstanding classes of the Corporation’s common stock, voting or otherwise; or

(b)           the Corporation consolidates with, or merges with or into, another person or the Corporation sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Corporation’s assets, or any person consolidates with, or merges with or into, the Corporation, in any such event other than pursuant to a transaction in which the persons that Beneficially Owned, directly or indirectly, the Corporation’s voting stock immediately prior to such transaction Beneficially Own, directly or indirectly, shares of the voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the Corporation or of the continuing, surviving or transferee person (or any parent thereof) immediately after giving effect to such transaction (all such terms having the meanings ascribed thereto in publicly-traded convertible securities of corporate issuers in the U.S. securities markets).

“Class B Common Stock” shall mean the Class B Common Stock, par value $0.001 per share, of the Corporation.

“Common Shares” shall mean shares of any capital stock of any class or series of the Corporation (including, on the Issue Date, the Class A Common Stock, par value $0.001 per share, of the Corporation) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation.

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“Continuation Right” shall have the meaning set forth in Section 4(b).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corporation” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Corporation Redemption Closing Date” shall have the meaning set forth in Section 5(b).

“Corporation Redemption Date” shall mean December 12, 2022, March 12, 2023, June 12, 2023 and September 12, 2023 and each successive anniversary of such dates.

“Corporation Redemption Notice” shall have the meaning set forth in Section 5(b).

“Dividend Payment Date” shall mean, with respect to each Dividend Period, the eleventh (11th) calendar day of each of January, April, July and October, commencing on January 11, 2015; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in Section 3(a).

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 2014).

“Exchange Act” shall mean the Securities Exchange Act of 1934, and any statute successor thereto, in each case as amended from time to time.

“Exchange Agreement” shall mean that certain Securities Exchange Agreement, dated as of December 12, 2014, entered into by and among the Corporation, the Investor and certain of the Investor’s Affiliates, pursuant to which Series B Preferred Shares will be issued to the Investor and certain of the Investor’s Affiliates.

“FINRA” shall mean Financial Industry Regulatory Authority, Inc.

“GAAP” shall mean generally accepted accounting principles (GAAP), as in effect from time to time; provided, however, that any lease that is recharacterized as a capital lease and any obligations that are recharacterized as Capital Lease Obligations, in each case due to a change in GAAP after the Issue Date shall not be treated as a capital lease or Capital Lease Obligation, as the case may be, but shall instead be treated as it would have been in accordance with GAAP in effect on the Issue Date.

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“General Corporation Law” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Group Member” means any member of a “group” as such term is used in Regulation 13D under the Securities Act.

“Hedging Agreement” shall mean any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“holder” of Series B Preferred Shares shall mean the stockholder in whose name such Series B Preferred Shares are registered in the stock books of the Corporation.

“Holder Redemption Closing Date” shall have the meaning set forth in Section 5(c).

“Holder Redemption Notice” shall have the meaning set forth in Section 5(c).

“Holder Redemption Date” shall mean December 12, 2022, and each successive anniversary of such date.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) obligations resulting from take-or-pay contracts entered into in the ordinary course of business)); (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (including all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business)), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property and (ii) the amount of the Indebtedness so secured, (e) all guarantees by such Person of obligations of others of the type referred to in clauses (a), (b), (c) or (f) of this defined term, (f) all Capital Lease Obligations of such Person, (g) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (i) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, in each case, if and to the extent that any of the foregoing indebtedness (other than under the Hedging Agreements) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness do not provide that such Person is liable therefor.

5

“Initial Redemption Closing Date” shall have the meaning set forth in Section 5(a).

“Initial Redemption Date” means June 12, 2016.

“Initial Redemption Notice” shall have the meaning set forth in Section 5(a).

“Investor” shall mean Luxor Capital Group LP.

“Investor Group” shall mean the Investor together with and any of its Affiliates that own Series B Preferred Shares.

“Issue Date” shall mean the first date on which any Series B Preferred Shares are issued and sold.

“Junior Shares” shall have the meaning set forth in Section 7.

“Liquidation” shall mean (A) a dissolution or winding up of the Corporation, whether voluntary or involuntary, (B) a consolidation or merger of the Corporation with and into one or more entities which are not Affiliates of the Corporation which results in a Change of Control, or (C) a sale or transfer of all or substantially all of the Corporation’s assets other than to an Affiliate of the Corporation.

“Liquidation Preference” shall mean (A) Twenty-Five Dollars ($25.00) in cash per Series B Preferred Share plus (B) all accrued and unpaid dividends added thereto in accordance with Section 3(a).

“LTM Adjusted EBITDA” shall mean net income on a consolidated basis for the Corporation and its Subsidiaries, plus interest expense, plus tax expense, plus depreciation and amortization expense, plus employee share-based compensation expense, plus acquisition and integration related expenses, and plus equity issuance and related offering costs, in each case, for the trailing 12 calendar months (“Adjusted EBITDA”), and plus, without duplication, the Acquired EBITDA of any Pro Forma Entity acquired by the Corporation or a Subsidiary during such period to the extent not subsequently disposed by the Corporation, and calculated as if such acquisition occurred on the first day of such period with adjustments made through the date of acquisition.

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“Merger Liquidation” shall have the meaning set forth in Section 4(b).

“NYSE” shall mean the New York Stock Exchange.

“Parity Shares” shall have the meaning set forth in Section 7.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Pro Forma Entity” shall have the meaning set forth in the definition of Acquired EBITDA.

“Redemption” shall mean any redemption of Series B Preferred Shares pursuant to Section 5.

“Redemption Price” shall mean the product of (a) the number of Series B Preferred Shares held by a holder of Series B Preferred Shares being redeemed at any applicable time and (b) the Liquidation Preference plus an amount equal to all accrued and unpaid dividends thereon from the date immediately following the immediately preceding Dividend Payment Date to the applicable redemption date.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Senior Facilities” shall mean the Corporation’s $725.0 million senior secured bank financing facility consisting of a senior secured first lien term loan facility, senior secured first lien revolving credit facility and senior secured second lien term loan facility.

“Senior Shares” shall have the meaning set forth in Section 9.

“Series A Preferred Shares” shall mean shares of the Company’s 7% Series A Convertible Preferred Stock, par value $0.001 per share.

“Series B Preferred Shares” shall have the meaning set forth in Section 1.

“Series B Preferred Stock” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Series C Dividend Payment Date” shall mean the term “Dividend Payment Date” as such term is used in the Certificate of Designation governing the Series C Preferred Shares.

“Series C Preferred Shares” shall mean shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share.

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“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Shares” shall mean the total number of shares of stock that the Corporation shall have authority to issue pursuant to Section 4.01 of the Certificate of Incorporation.

“Subsidiary” or “subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Corporation.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted for trading.

3.	Dividends.

(a)           The holders of Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends per Series B Preferred Share payable in cash at the applicable Annual Dividend Rate; provided, however, that if any dividend payable on any Dividend Payment Date is not paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall automatically, without any further action by the Corporation, be added to the Liquidation Preference on the relevant Dividend Payment Date at the Annual Dividend Rate applicable with respect to dividends not paid in cash; provided further, however, that the dividend payment payable on the initial Dividend Payment Date shall include 56.9% of the accrued and unpaid dividends on Series A Preferred Shares being exchanged pursuant to the Exchange Agreement through and including the Issue Date. Each such dividend payable in cash shall be payable in arrears to the holders of record of the Series B Preferred Shares, as they appear on the stock records of the Corporation at the close of business on each record date, which shall not be more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. The amount of accrued and unpaid dividends on any Series B Preferred Stock at any date shall be the amount of any dividends thereon, calculated at the applicable Annual Dividend Rate, to and including such date, whether or not earned or declared, which have not been paid; provided that an amount equal to any dividend that was not paid in cash on any applicable Dividend Payment Date shall be added to the Liquidation Preference in accordance with this Section 3(a) and such dividend not paid in cash and so added shall not be considered as an accrued and unpaid dividend for any purposes hereof.

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(b)           The amount of dividends payable based on the Annual Dividend Rate for each full Dividend Period for the Series B Preferred Shares shall be computed by dividing the applicable Annual Dividend Rate by four (4). The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Shares shall be computed on the basis of four 90-day quarters and a 360-day year. Holders of Series B Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of accrued and unpaid dividends, as herein provided, on the Series B Preferred Shares.

(c)           All dividends paid with respect to Series B Preferred Shares shall be paid pro rata.

(d)           So long as any Series B Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared and paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full accrued and unpaid dividends have been or contemporaneously are authorized and declared and paid in cash or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for the immediately preceding Dividend Period and on the Parity Shares for the immediately preceding period applicable to the Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, for the Dividend Period referred to in the immediately preceding sentence, then all dividends authorized and declared upon Series B Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series B Preferred Shares and such class or classes or series of Parity Shares.

(e)           So long as any Series B Preferred Shares are outstanding, no dividends shall be authorized and declared and paid or set apart for payment and no other distribution shall be authorized and declared and made upon Junior Shares (other than dividends or other distributions paid solely in Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion or exercise into or exchange for Junior Shares), unless in each case the full accrued and unpaid dividends on all outstanding Series B Preferred Shares shall have been paid in cash and on any other Parity Shares shall have been previously paid for the immediately preceding Dividend Period and the immediately preceding dividend period applicable to the Parity Shares.

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(f)           In any case where any Dividend Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Designation) payment of dividends need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date; provided, however, that no interest shall accrue on such amount of dividends for the period from and after such Dividend Payment Date.

4.	Liquidation Preference.

(a)           In the event of any Liquidation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series B Preferred Shares shall be entitled (subject to the Continuation Right of such holders described below) to receive an amount equal to the Liquidation Preference plus an amount equal to all accrued and unpaid dividends from the date immediately following the immediately preceding Dividend Payment Date to the date of the final distribution to such holder. Until the holders of the Series B Preferred Shares have been paid the amount specified in the first sentence of this Section 4(a) in full, no payment will be made to any holder of Junior Shares upon Liquidation. If, upon any such Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series B Preferred Shares and such other Parity Shares ratably in accordance with the amounts that would be payable on such Series B Preferred Shares and such other Parity Shares if all amounts payable thereon were paid in full.

(b)           In connection with a Merger Liquidation (as defined below), each holder of Series B Preferred Shares shall have the right (a “Continuation Right”) to elect, by delivering written notice to the Corporation not less than five (5) Business Days prior to the Merger Liquidation, to require the Corporation to make provision for such holder’s Series B Preferred Shares to be assumed by the surviving entity; provided, however, notwithstanding the election by any of the holders of the Series B Preferred Shares of the Continuation Right, the Corporation shall have the right, in connection with any Merger Liquidation, to elect, by delivering written notice to the holders of Series B Preferred Shares at any time prior to the Merger Liquidation, to redeem any or all of the outstanding Series B Preferred Shares for an amount per Series B Preferred Share equal to the amount specified in the Section 4(a). A “Merger Liquidation” shall be a Liquidation which constitutes a consolidation or merger of the Corporation with one or more entities that are not Affiliates of the Corporation and as a result of which the Corporation is not the surviving entity. Upon a merger or consolidation of the Corporation with one or more entities that are Affiliates of the Corporation, the Corporation shall make provision for the Series B Preferred Shares to be assumed by the surviving entity.

(c)           Notice of any Liquidation shall be given by mail, postage prepaid, not less than fifteen (15) days prior to the distribution or payment date stated therein, to each holder of record of Series B Preferred Shares appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount to be paid pursuant to Section 4(a) and the place where such amount shall be distributable or payable.

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(d)           After the payment in cash to the holders of Series B Preferred Shares of the full amount specified in the Section 4(a) with respect to outstanding Series B Preferred Shares, the holders of outstanding Series B Preferred Shares shall have no right or claim, based on their ownership of Series B Preferred Shares, to any of the remaining assets of the Corporation. Subject to the rights of the holders of any Parity Shares, upon any Liquidation of the Corporation, after payment shall have been made in full to the holders of Series B Preferred Shares and any Parity Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares and any Parity Shares as such shall not be entitled to share therein.

5.	Redemption.

(a)           Subject to Section 5(d), on any date prior to the Initial Redemption Date, the Corporation, at its option, shall have the right to redeem, all (and not less than all) of the Series B Preferred Shares by providing written notice to each holder of Series B Preferred Shares of its intent to redeem all of the Series B Preferred Shares (the “Initial Redemption Notice”) which will specify the date set for such redemption, which date shall be no more than ninety (90) days after the Initial Redemption Notice (the “Initial Redemption Closing Date”). Subject to Section 5(d), any such Redemption shall be paid in cash on the Initial Redemption Closing Date, for all (and not less than all) of the Series B Preferred Shares in an amount equal to the Redemption Price.

(b)           Subject to Section 5(d), but not prior to December 12, 2022, the Corporation, at its option, shall have the right, to redeem, on any Corporation Redemption Date, in whole or in part, Series B Preferred Shares by providing, not less than 30 days prior to a Corporation Redemption Closing Date, written notice to each holder of its intent to redeem the Series B Preferred Shares (each, a “Corporation Redemption Notice”) which will specify the number of Series B Preferred Shares to be redeemed and the date set for such redemption, which date shall be no more than thirty (30) days after the Corporation Redemption Notice (the “Corporation Redemption Closing Date”); provided, however, that if such Redemption would result in the holders of Series B Preferred Shares owning after such Corporation Redemption Closing Date Series B Preferred Shares with an aggregate Liquidation Preference of less than $35,000,000 in the aggregate, then the Corporation shall be required to redeem all (and not less than all) of the Series B Preferred Shares. Subject to Section 5(d), any such Redemption shall be paid in cash on the Corporation Redemption Closing Date, for the Series B Preferred Shares specified in the Corporation Redemption Notice in an amount equal to the Redemption Price.

(c)           Subject to Section 5(d), but not prior to December 12, 2022, each holder, at its option, shall have the right, in its sole discretion, to require the Corporation to redeem, on any Holder Redemption Date, in whole or in part, its Series B Preferred Shares by providing written notice to the Corporation of its intent to cause the Corporation to redeem such holder’s Series B Preferred Shares (each, a “Holder Redemption Notice”) which will specify (i) the name of the holder delivering such Holder Redemption Notice, (ii) the number of Series B Preferred Shares to be redeemed, and (iii) that such holder is exercising its option, pursuant to this Section 5, to require the Corporation to redeem shares of Series B Preferred Shares held by such holder. The Corporation shall, within fifteen (15) Business Days of receipt of such Holder Redemption Notice, deliver to the holder exercising its rights to require redemption of the Series B Preferred Shares a notice specifying the date set for such redemption, which date shall be no more than ninety (90) days after the Holder Redemption Notice (the “Holder Redemption Closing Date”). Subject to Section 5(d), any such Redemption shall be paid in cash on the Holder Redemption Closing Date, for the Series B Preferred Shares specified in the Holder Redemption Notice in an amount equal to the Redemption Price.

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(d)           Any Redemption shall be paid only out of any cash or surplus available therefor under applicable Delaware law (including any cash or surplus made available as a result of any revaluation or otherwise in accordance with the terms of this Section 5(d)), and, if there is not a sufficient amount of cash or surplus available, then out of the remaining assets of the Corporation available therefor under applicable Delaware law (valued at the fair market value thereof on the date of payment, as determined by the Board of Directors). In connection with a Redemption, the Corporation shall take all actions required or permitted under Delaware law to permit the Redemption of the Series B Preferred Shares, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds available under applicable Delaware law for such Redemption or to determine the existence of sufficient surplus, and the Corporation shall apply all of its assets to any such Redemption except to the extent prohibited by Delaware law governing dividends to stockholders and redemption or repurchase of capital stock.

(e)           In the case of any Redemption, the rights of the holders of such Series B Preferred Shares subject to Redemption shall cease only upon the payment in full of the Redemption Price. Until the payment in full of the Redemption Price to such holder, the Series B Preferred Shares of such holder shall be deemed to be outstanding and such holder shall retain all rights with respect thereto.

(f)           Whenever any shares of Series B Preferred Stock are redeemed by the Corporation pursuant to this Section 5, the Corporation shall take all action as may be necessary to retire such redeemed shares and to cause such redeemed shares to resume the status of authorized and unissued preferred stock, without designation as to series.

6.	Voting.

(a)           So long as any Series B Preferred Shares remain outstanding, in addition to any other vote or consent of stockholders required by law or the Certificate of Incorporation, the Corporation shall not, directly or indirectly (including through merger or consolidation with any other corporation) and shall not permit any of its Subsidiaries to, without the affirmative vote at a meeting or the written consent without a meeting of the holders of at least a majority of Series B Preferred Shares and the holders of the Series C Preferred Shares, voting as a single class then outstanding (other than Section 6(a)(ii) below, which shall only require the affirmative vote of the holders of at least a majority of Series B Preferred Shares):

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(i)           authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for, shares of, Preferred Stock or any other capital stock of the Corporation, which shares rank senior to or on a parity with Series B Preferred Shares (other than (A) the Series C Preferred Shares, or (B) any prior or parity shares that are not redeemable, except for a Change of Control, delisting event, or similar event, by the holder or, with respect to Senior Shares, are not convertible and are not equity linked) in the payment of dividends or in the distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, or authorize or create, or increase the authorized number of, any class or series of capital stock of the Corporation the shares of which rank senior to or on a parity with Series B Preferred Shares (other than (A) the Series C Preferred Shares and (B) any senior or parity shares that are not redeemable, except for a Change of Control, delisting event, or similar event, by the holder or, with respect to Senior Shares, are not convertible and are not equity linked) in the payment of dividends or in the distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation or any security convertible into, or convertible or exchangeable for, shares of any such class or series (other than any increase in the authorized number of Series B Preferred Shares);

(ii)           amend, alter or repeal any of the provisions of the Certificate of Designation designating the 11% Series B Preferred Stock as a series of Preferred Stock, the Certificate of Incorporation or the Bylaws of the Corporation so as to materially and adversely affect the powers, designations, preferences and rights of the Series B Preferred Shares; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Shares or to increase the authorized amount of Series B Preferred Shares shall not be deemed to affect adversely the powers, designations, preferences and rights of the Series B Preferred Shares or the holders thereof;

(iii)           enter into any transaction or series of related transactions with any Affiliate of the Corporation or any of its subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Corporation or such subsidiary as would reasonably be obtained by the Corporation or such subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; or

(iv)           contract, create, incur, assume or suffer to exist any Indebtedness or guarantee any such Indebtedness with an aggregate value of more than 4.0 times LTM Adjusted EBITDA.

8.	Rank.

The Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all Common Shares, and senior to all other equity securities of the Corporation other than equity securities referred to in clauses (ii) and (iii) of this sentence (“Junior Shares”); (ii) to the extent authorized under Section 6(k)(i) of this Certificate of Designation, on a parity with the Series C Preferred Shares and all other equity securities of the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Shares with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation (“Parity Shares”); and (iii) to the extent authorized under Section 6(k)(i) of this Certificate of Designation, junior to all equity securities of the Corporation the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Shares with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation (“Senior Shares”). The term “equity securities” does not include convertible debt securities (the issuance of which, for the avoidance of doubt, shall be subject to Section 6(a)(iv)).

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9.	Record Holders.

The Corporation may deem and treat the record holder of any Series B Preferred Shares as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

10.	Reports to Holders.

So long as any Series B Preferred Shares remain outstanding, if the Corporation is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, and is required by any debt financing agreement to provide quarterly reports, the Corporation shall cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by the Corporation’s independent certified public accountants) which the Corporation would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange to be mailed to each holder of record of Series B Preferred Shares appearing on the stock books of the Corporation as of the date of such mailing at the address of said holder shown therein within fifteen (15) days after the date when such report would have been required to be filed under Section 13 of the Exchange Act. If the Corporation is no longer a party to any debt financing agreement which requires the preparation of quarterly reports, the Corporation shall cause the annual reports of each of its broker-dealer subsidiaries (containing audited statements) that the Corporation must provide to FINRA, to be mailed to each holder of record of Series B Preferred Shares appearing on the stock books of the Corporation as of the date of such mailing at the address of said holder shown therein within fifteen (15) days after the date when such reports are required to be filed with FINRA.

11.	No Preemptive Rights.

No holder of Series B Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued Shares (whether now or hereafter authorized) or securities of the Corporation convertible into, or carrying a right to subscribe to or acquire, Shares.

12.	No Other Rights.

The Series B Preferred Shares shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation or as may be provided by law.

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13.	Waiver.

Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Shares granted hereunder may be waived as to all Series B Preferred Shares (and the holders thereof) upon the approval of the Board of Directors (or an authorized committee thereof) and the holders of a majority of the Series B Preferred Shares then outstanding.

[Signature Page Follows.]

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IN WITNESS WHEREOF, RCS Capital Corporation has caused this Certificate to be duly executed in its name and on its behalf by its Chief Executive Officer this __ day of December, 2014.

RCS CAPITAL CORPORATION

By:
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer

EXHIBIT B

Certificate of Designation of 7% Series C Convertible Preferred Stock

RCS CAPITAL CORPORATION

CERTIFICATE OF DESIGNATION

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

7% Series C Convertible Preferred Stock

(Par Value $0.001 Per Share)

RCS Capital Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Third Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time in accordance with Section 8(j) hereof, the “Certificate of Incorporation”) which authorizes the issuance, by the Corporation, in one or more series of up to 100,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the General Corporation Law, the Executive Committee of the Board of Directors (the “Executive Committee”) on December 11, 2014 duly adopted the following resolutions:

RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 4.03 of the Certificate of Incorporation and in accordance with the provisions of Sections 141(c) and 151 of the General Corporation Law, the Executive Committee, exercising all the powers and authority of the Board of Directors, hereby authorizes, creates and provides for the issuance of a series of Preferred Stock, par value $0.001 per share, of the Corporation, herein designated as the 7% Series C Convertible Preferred Stock (the “Series C Preferred Stock”), which shall consist initially of 4,400,000 shares of Series C Preferred Stock (subject to increase or decrease as set forth herein in accordance with Section 151(g) of the General Corporation Law), and the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all series) are hereby fixed as follows (certain terms used herein being defined in Section 2) hereof:

1.           General.

(a)          The shares of such series shall be designated the 7% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Shares”).

(b)          Each Series C Preferred Share shall be identical in all respects with the other Series C Preferred Shares.

(c)          The number of Series C Preferred Shares shall initially be 4,400,000, which number may from time to time be increased (but not above the total number of authorized shares of Preferred Stock and subject to Section 8(j)(i)) or decreased (but not below the number of Series C Preferred Shares then outstanding) by resolution of the Board of Directors. Whenever any Series C Preferred Shares that have been issued are reacquired in any manner by the Corporation, including in connection with a conversion into Common Shares, the Corporation shall take all action as may be necessary to retire such shares and to cause such shares to resume the status of authorized but unissued Preferred Stock, undesignated as to class or series.

(d)          No fractional Series C Preferred Shares shall be issued.

2.           Certain Definitions. As used herein, the following terms shall have the following meanings:

“4.9% Share Cap” shall have the meaning set forth in Section 7(b).

“9.9% Share Cap” shall have the meaning set forth in Section 7(a).

“24.9% Share Cap” shall have the meaning set forth in Section 7(c).

“Acceleration Event” shall have the meaning set forth in Section 8(c).

“accrued and unpaid dividends”, with respect to any share of any class or series, means an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from and including the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

“Acquired Entity or Business” means a Person, business, property or asset acquired by the Corporation or any of its Subsidiaries.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business (any of the foregoing a “Pro Forma Entity”), the Adjusted EBITDA of such Pro Forma Entity, and which, for the avoidance of doubt, shall include pro forma adjustment reflecting the amount of net cost savings and synergies projected by the Corporation in good faith to be realized as a result of actions taken or to be taken within 12 months after the date the acquisition of a Pro Forma Entity (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period); provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) no cost savings or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to LTM Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) such actions have been taken or are to be taken within 12 months after the date of determination to take such action.

“Additional Bankruptcy Director” shall have the meaning set forth in Section 8(c).

“Additional Shares” shall have the meaning set forth in Section 6(e).

“Adjusted EBITDA” shall have the meaning set forth in the definition of LTM Adjusted EBITDA.

“Adjustment Price” shall have the meaning set forth in Section 6(e)(iv).

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

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“Agreement Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to any such Hedging Agreement, (i) for any date on or after the date such Hedging Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreement.

“Annual Dividend Rate” shall mean 7.00% per annum of the Liquidation Preference if paid in cash, per Series C Preferred Share; provided, however that to the extent a dividend for a Dividend Period is not paid in cash on the applicable Dividend Payment Date (whether at the option of the Board of Directors or as otherwise required by this Certificate of Designations), then the Annual Dividend Rate for such Dividend Period with respect to dividends not paid in cash shall mean 8.00% per annum of the Liquidation Preference.

“Bankruptcy Event” shall mean either:

(a)          the Corporation, pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due; or

(b)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which remains unstayed and in effect for 60 consecutive days, that: (i) is for relief against the Corporation in an involuntary case; (ii) appoints a custodian of the Corporation or for all or substantially all of the property of the Corporation; or (iii) orders the liquidation of the Corporation.

“Bankruptcy Law” shall mean Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” shall mean a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act).

“Board of Directors” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Business Day” shall mean any day other than Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

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“Certificate of Incorporation” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Change of Control” shall be deemed to have occurred if any of the following occurs:

(a)          any “person” or “group” as defined in Rules 13d-3 and 13d-5 under the Exchange Act (other than the current holder as of the date of the filing of this Certificate of Designation of Class B Common Stock or its Affiliates) is or becomes the Beneficial Owner, directly or indirectly, of the Corporation’s Common Shares, voting or otherwise, representing 50% or more of the total voting power or economic interests of all outstanding classes of the Corporation’s common stock, voting or otherwise; or

(b)          the Corporation consolidates with, or merges with or into, another person or the Corporation sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Corporation’s assets, or any person consolidates with, or merges with or into, the Corporation, in any such event other than pursuant to a transaction in which the persons that Beneficially Owned, directly or indirectly, the Corporation’s voting stock immediately prior to such transaction Beneficially Own, directly or indirectly, shares of the voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the Corporation or of the continuing, surviving or transferee person (or any parent thereof) immediately after giving effect to such transaction (all such terms having the meanings ascribed thereto in publicly-traded convertible securities of corporate issuers in the U.S. securities markets).

“Class B Common Stock” shall mean the Class B Common Stock, par value $0.001 per share, of the Corporation.

“Closing Price” shall mean, for any date, the closing price per security for the securities in question for such date (or, if not a Trading Day, the nearest preceding date that is a Trading Day) on the primary Eligible Market or exchange or quotation system on which the securities in question are then listed or quoted.

“Common Shares” shall mean shares of any capital stock of any class or series of the Corporation (including, on the Issue Date, the Class A Common Stock, par value $0.001 per share, of the Corporation) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of Section 6, shares issuable upon conversion of Series C Preferred Shares shall include only shares of the class of capital stock of the Corporation designated as Class A Common Stock, par value $0.00l per share, of the Corporation on the Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation.

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“Common Share Events” shall have the meaning set forth in Section 6(e)(i).

“Constituent Person” shall have the meaning set forth in Section 6(f).

“Continuation Right” shall have the meaning set forth in Section 4(b).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion Price” shall mean the Initial Conversion Price, as adjusted from time to time in accordance with the terms hereof.

“Corporation” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Corporation Conversion Election Notice” shall have the meaning set forth in Section 6(b)(ii).

“Corporation Conversion Election Date” shall have the meaning set forth in Section 6(b)(ii).

“Corporation Redemption Closing Date” shall have the meaning set forth in Section 5(a).

“Corporation Redemption Date” shall mean December 12, 2022, March 12, 2023, June 12, 2023 and September 12, 2023 and each successive anniversary of such dates.

“Corporation Redemption Notice” shall have the meaning set forth in Section 5(a).

“Current Market Price” shall mean, with respect to the Common Shares, on any date specified herein, the average of the Market Price during the period of the most recent ten (10) consecutive Trading Days ending on such date.

“Distributed Securities” shall mean rights, options or warrants to subscribe for or purchase any securities of the Corporation, other than those rights, options and warrants referred to in and treated under Section 6(e)(ii).

“Dividend Payment Date” shall mean, with respect to each Dividend Period, the eleventh (11th) calendar day of each of January, April, July and October, commencing on January 11, 2015; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in Section 3(a).

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“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 2014).

“Eligible Market” shall mean any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and any statute successor thereto, in each case as amended from time to time.

“Exchange Agreement” shall mean that certain Securities Exchange Agreement dated as of December 12, 2014, entered into by and among the Corporation, the Investor and certain of the Investor’s Affiliates, pursuant to which Series C Preferred Shares will be issued to the Investor and certain of the Investor’s Affiliates.

“FINRA” shall mean Financial Industry Regulatory Authority, Inc.

“GAAP” shall mean generally accepted accounting principles (GAAP), as in effect from time to time; provided, however, that any lease that is recharacterized as a capital lease and any obligations that are recharacterized as Capital Lease Obligations, in each case due to a change in GAAP after the Issue Date shall not be treated as a capital lease or Capital Lease Obligation, as the case may be, but shall instead be treated as it would have been in accordance with GAAP in effect on the Issue Date.

“General Corporation Law” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Group Member” means any member of a “group” as such term is used in Regulation 13D under the Securities Act.

“Hedging Agreement” shall mean any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“holder” of Series C Preferred Shares shall mean the stockholder in whose name such Series C Preferred Shares are registered in the stock books of the Corporation.

“Holder Conversion Election Date” shall have the meaning set forth in Section 6(b)(i).

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“Holder Conversion Election Notice” shall have the meaning set forth in Section 6(b)(i).

“Holder Redemption Closing Date” shall have the meaning set forth in Section 5(b).

“Holder Redemption Notice” shall have the meaning set forth in Section 5(b).

“Holder Redemption Date” shall mean December 12, 2022, and each successive anniversary of such date.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) obligations resulting from take-or-pay contracts entered into in the ordinary course of business)); (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (including all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business)), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property and (ii) the amount of the Indebtedness so secured, (e) all guarantees by such Person of obligations of others of the type referred to in clauses (a), (b), (c) or (f) of this defined term, (f) all Capital Lease Obligations of such Person, (g) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (i) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, in each case, if and to the extent that any of the foregoing indebtedness (other than under the Hedging Agreements) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness do not provide that such Person is liable therefor.

“Initial Conversion Price” shall mean $13.00.

“Investor” shall mean Luxor Capital Group LP.

“Investor Group” shall mean the Investor together with and any of its Affiliates that own Series C Preferred Shares.

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“Issue Date” shall mean the first date on which any Series C Preferred Shares are issued and sold.

“Junior Shares” shall have the meaning set forth in Section 9.

“Liquidation” shall mean (A) a dissolution or winding up of the Corporation, whether voluntary or involuntary, (B) a consolidation or merger of the Corporation with and into one or more entities which are not Affiliates of the Corporation which results in a Change of Control, or (C) a sale or transfer of all or substantially all of the Corporation’s assets other than to an Affiliate of the Corporation.

“Liquidation Preference” shall mean (A) Twenty-Five Dollars ($25.00) in cash per Series C Preferred Share plus (B) all accrued and unpaid dividends added thereto in accordance with Section 3(a).

“LTM Adjusted EBITDA” shall mean net income on a consolidated basis for the Corporation and its Subsidiaries, plus interest expense, plus tax expense, plus depreciation and amortization expense, plus employee share-based compensation expense, plus acquisition and integration related expenses, and plus equity issuance and related offering costs, in each case, for the trailing 12 calendar months (“Adjusted EBITDA”), and plus, without duplication, the Acquired EBITDA of any Pro Forma Entity acquired by the Corporation or a Subsidiary during such period to the extent not subsequently disposed by the Corporation, and calculated as if such acquisition occurred on the first day of such period with adjustments made through the date of acquisition.

“Mandatory Conversion” shall have the meaning set forth in Section 6(a)(ii).

“Mandatory Conversion Right” shall have the meaning set forth in Section 6(a)(ii).

“Market Price” shall mean, with respect to the Common Shares on any date, the last reported sales price, regular way on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Shares are not listed or admitted for trading on NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted for trading or, if the Common Shares are not listed or admitted for trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Common Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if there is no such professional market maker, such amount as an independent investment banking firm selected by the Board of Directors determines to be the value of a Common Share.

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“Merger Liquidation” shall have the meaning set forth in Section 4(b).

“Minimum Ownership Date” shall mean the date after which the Investor Group no longer collectively owns at least a majority of the then outstanding Series C Preferred Shares as a result of a Mandatory Conversion, an Optional Conversion or otherwise.

“NYSE” shall mean the New York Stock Exchange.

“Non-Electing Share” shall have the meaning set forth in Section 6(f).

“Optional Conversion” shall have the meaning set forth in Section 6(a)(i).

“Optional Conversion Right” shall have the meaning set forth in Section 6(a)(i).

“Parity Shares” shall have the meaning set forth in Section 9.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“Pro Forma Entity” shall have the meaning set forth in the definition of Acquired EBITDA.

“Redemption” shall mean any redemption of Series C Preferred Shares pursuant to Section 5.

“Redemption Price” shall mean the product of (a) the number of Series C Preferred Shares held by a holder of Series C Preferred Shares being redeemed at any applicable time and (b) the Liquidation Preference plus an amount equal to all accrued and unpaid dividends thereon from the date immediately following the immediately preceding Dividend Payment Date to the applicable redemption date.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Senior Facilities” shall mean the Corporation’s $725.0 million senior secured bank financing facility consisting of a senior secured first lien term loan facility, senior secured first lien revolving credit facility and senior secured second lien term loan facility.

“Senior Shares” shall have the meaning set forth in Section 9.

“Series A Preferred Shares” shall mean shares of the Company’s 7% Series A Convertible Preferred Stock, par value $0.001 per share.

“Series B Dividend Payment Date” shall mean the term “Dividend Payment Date” as such term is used in the Certificate of Designation governing the Series B Preferred Shares.

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“Series B Preferred Shares” shall mean shares of the Company’s 11% Series B Preferred Stock, par value $0.001 per share.

“Series C Director” shall have the meaning set forth in Section 8(b).

“Series C Preferred Shares” shall have the meaning set forth in Section 1.

“Series C Preferred Stock” shall have the meaning set forth in the introductory paragraph of this Certificate of Designation.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series C Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Shares” shall mean the total number of shares of stock that the Corporation shall have authority to issue pursuant to Section 4.01 of the Certificate of Incorporation.

“Spin-Off” shall have the meaning set forth in Section 6(e)(iii).

“Subsidiary” or “subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Corporation.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted for trading.

“Trading Market” shall mean whichever of the NYSE, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the securities in question are listed or quoted for trading on the date in question.

“Transaction” shall have the meaning set forth in Section 6(f).

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“VWAP” shall mean the dollar volume-weighted average price for the securities in question on its Trading Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for the securities in question on a particular date on any of the foregoing bases, the VWAP of the securities in question shall be the fair market value of the securities in question on such date as determined by the Board of Directors in good faith.

3.           Dividends.

(a)          The holders of Series C Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends per Series C Preferred Share payable in cash at the applicable Annual Dividend Rate; provided, however, that if any dividend payable on any Dividend Payment Date is not paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall automatically, without any further action by the Corporation, be added to the Liquidation Preference on the relevant Dividend Payment Date at the Annual Dividend Rate applicable with respect to dividends not paid in cash; provided further, however, that the dividend payment payable on the initial Dividend Payment Date shall include 43.1% of the accrued and unpaid dividends on Series A Preferred Shares being exchanged pursuant to the Exchange Agreement through and including the Issue Date. The Corporation shall only be allowed to pay dividends in cash pro rata (based on the aggregate amount of dividends on the Series B Preferred Stock for such Dividend Period) with the payment of dividends in cash on the Series B Preferred Shares on the Series B Dividend Payment Date. Each such dividend payable in cash shall be payable in arrears to the holders of record of the Series C Preferred Shares, as they appear on the stock records of the Corporation at the close of business on each record date, which shall not be more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. The amount of accrued and unpaid dividends on any Series C Preferred Stock at any date shall be the amount of any dividends thereon, calculated at the applicable Annual Dividend Rate, to and including such date, whether or not earned or declared, which have not been paid; provided that an amount equal to any dividend that was not paid in cash on any applicable Dividend Payment Date shall be added to the Liquidation Preference in accordance with this Section 3(a) and such dividend not paid in cash and so added shall not be considered as an accrued and unpaid dividend for any purposes hereof.

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(b)          The amount of dividends payable based on the Annual Dividend Rate for each full Dividend Period for the Series C Preferred Shares shall be computed by dividing the applicable Annual Dividend Rate by four (4). The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Preferred Shares shall be computed on the basis of four 90-day quarters and a 360-day year. Holders of Series C Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends on the Series C Preferred Shares as herein provided.

(c)          All dividends paid with respect to Series C Preferred Shares shall be paid pro rata.

(d)          So long as any Series C Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared and paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full accrued and unpaid dividends have been or contemporaneously are authorized and declared and paid in cash or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Shares for the immediately preceding Dividend Period and on the Parity Shares for the immediately preceding dividend period applicable to the Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, for the Dividend Period referred to in the immediately preceding sentence, then all dividends authorized and declared upon Series C Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series C Preferred Shares and such class or classes or series of Parity Shares.

(e)          So long as any Series C Preferred Shares are outstanding, no dividends shall be authorized and declared and paid or set apart for payment and no other distribution shall be authorized and declared and made upon Junior Shares (other than dividends or other distributions paid solely in Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, directly or indirectly (except by conversion or exercise into or exchange for Junior Shares), unless in each case the full accrued and unpaid dividends on all outstanding Series C Preferred Shares shall have been paid in cash and on any other Parity Shares shall have been previously paid for the immediately preceding Dividend Period and the immediately preceding dividend period applicable to the Parity Shares.

(f)          In any case where any Dividend Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Designation) payment of dividends need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date; provided, however, that no interest shall accrue on such amount of dividends for the period from and after such Dividend Payment Date.

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4.           Liquidation Preference.

(a)          In the event of any Liquidation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series C Preferred Shares shall be entitled (subject to the Continuation Right of such holders described below) to receive an amount equal to the greater of: (i) the Liquidation Preference plus an amount equal to all accrued and unpaid dividends from the date immediately following the immediately preceding Dividend Payment Date to the date of the final distribution to such holder; and (ii) an amount per Series C Preferred Share equal to the amount or consideration which would have been payable had each Series C Preferred Share been converted into Common Shares pursuant to Section 6 hereof immediately prior to such Liquidation. Until the holders of the Series C Preferred Shares have been paid the amount specified in the first sentence of this Section 4(a) in full, no payment will be made to any holder of Junior Shares upon Liquidation. If, upon any such Liquidation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series C Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series C Preferred Shares and such other Parity Shares ratably in accordance with the amounts that would be payable on such Series C Preferred Shares and such other Parity Shares if all amounts payable thereon were paid in full.

(b)          In connection with a Merger Liquidation (as defined below), each holder of Series C Preferred Shares shall have the right (a “Continuation Right”) to elect, by delivering written notice to the Corporation not less than five (5) Business Days prior to the Merger Liquidation, to require the Corporation to make provision for such holder’s Series C Preferred Shares to be assumed by the surviving entity as described in Section 6(f); provided, however, notwithstanding the election by any of the holders of the Series C Preferred Shares of the Continuation Right, the Corporation shall have the right, in connection with any Merger Liquidation, to elect, by delivering written notice to the holders of Series C Preferred Shares at any time prior to the Merger Liquidation, to redeem any or all of the outstanding Series C Preferred Shares for an amount per Series C Preferred Share equal to the amount specified in the Section 4(a). A “Merger Liquidation” shall be a Liquidation which constitutes a consolidation or merger of the Corporation with one or more entities that are not Affiliates of the Corporation and as a result of which the Corporation is not the surviving entity. Upon a merger or consolidation of the Corporation with one or more entities that are Affiliates of the Corporation, the Corporation shall make provision for the Series C Preferred Shares to be assumed by the surviving entity as described in Section 6(f).

(c)          Notice of any Liquidation shall be given by mail, postage prepaid, not less than fifteen (15) days prior to the distribution or payment date stated therein, to each holder of record of Series C Preferred Shares appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount to be paid pursuant to Section 4(a) and the place where such amount shall be distributable or payable.

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(d)          After the payment in cash to the holders of Series C Preferred Shares of the full amount specified in the Section 4(a) with respect to outstanding Series C Preferred Shares, the holders of outstanding Series C Preferred Shares shall have no right or claim, based on their ownership of Series C Preferred Shares, to any of the remaining assets of the Corporation. Subject to the rights of the holders of any Parity Shares, upon any Liquidation of the Corporation, after payment shall have been made in full to the holders of Series C Preferred Shares and any Parity Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Shares and any Parity Shares as such shall not be entitled to share therein.

5.           Redemption.

(a)          Subject to Section 5(c), but not prior to December 12, 2022, the Corporation, at its option, shall have the right to redeem, on any Corporation Redemption Date, in whole or in part, Series C Preferred Shares by providing, not less than 30 days prior to a Corporation Redemption Closing Date, written notice to each holder of its intent to redeem the Series C Preferred Shares (each, a “Corporation Redemption Notice”) which will specify the number of Series C Preferred Shares to be redeemed and the date set for such redemption, which date shall be no more than thirty (30) days after the Corporation Redemption Notice (the “Corporation Redemption Closing Date”); provided, however, that if such Redemption would result in the holders of Series C Preferred Shares owning after such Corporation Redemption Closing Date Series C Preferred Shares with an aggregate Liquidation Preference of less than $35,000,000 in the aggregate, then the Corporation shall be required to redeem all (and not less than all) of the Series C Preferred Shares. Subject to Section 5(c), any such Redemption shall be paid in cash on the Corporation Redemption Closing Date, for the Series C Preferred Shares specified in the Corporation Redemption Notice in an amount equal to the Redemption Price.

(b)          Subject to Section 5(c), but not prior to December 12, 2022, each holder, at its option, shall have the right, in its sole discretion, to require the Corporation to redeem, on any Holder Redemption Date, in whole or in part, its Series C Preferred Shares by providing written notice to the Corporation of its intent to cause the Corporation to redeem such holder’s Series C Preferred Shares (each, a “Holder Redemption Notice”) which will specify (i) the name of the holder delivering such Holder Redemption Notice, (ii) the number of Series C Preferred Shares to be redeemed, and (iii) that such holder is exercising its option, pursuant to this Section 5, to require the Corporation to redeem shares of Series C Preferred Shares held by such holder. The Corporation shall, within fifteen (15) Business Days of receipt of such Holder Redemption Notice, deliver to the holder exercising its rights to require redemption of the Series C Preferred Shares a notice specifying the date set for such redemption, which date shall be no more than ninety (90) days after the Holder Redemption Notice (the “Holder Redemption Closing Date”). Subject to Section 5(c), any such Redemption shall be paid in cash on the Holder Redemption Closing Date, for the Series C Preferred Shares specified in the Holder Redemption Notice in an amount equal to the Redemption Price.

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(c)          Any Redemption shall be paid only out of any cash or surplus available therefor under applicable Delaware law (including any cash or surplus made available as a result of any revaluation or otherwise in accordance with the terms of this Section 5(c)), and, if there is not a sufficient amount of cash or surplus available, then out of the remaining assets of the Corporation available therefor under applicable Delaware law (valued at the fair market value thereof on the date of payment, as determined by the Board of Directors). In connection with a Redemption, the Corporation shall take all actions required or permitted under Delaware law to permit the Redemption of the Series C Preferred Shares, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds available under applicable Delaware law for such Redemption or to determine the existence of sufficient surplus, and the Corporation shall apply all of its assets to any such Redemption except to the extent prohibited by Delaware law governing dividends to stockholders and redemption or repurchase of capital stock.

(d)          In the case of any Redemption, the rights of the holders of such Series C Preferred Shares subject to Redemption shall cease only upon the payment in full of the Redemption Price. Until the payment in full of the Redemption Price to such holder, the Series C Preferred Shares of such holder shall be deemed to be outstanding and such holder shall retain all rights with respect thereto, including the conversion rights as set forth in Section 6 hereof.

(e)          Whenever any shares of Series C Preferred Stock are redeemed by the Corporation pursuant to this Section 5, the Corporation shall take all action as may be necessary to retire such redeemed shares and to cause such redeemed shares to resume the status of authorized and unissued preferred stock, without designation as to series.

6.           Conversion.

(a)          Subject to the terms and conditions contained in this Section 6, the Series C Preferred Shares shall be convertible as follows:

(i)           from and after the Issue Date, the holders of Series C Preferred Shares shall have the right, at their option (the “Optional Conversion Right”), to convert some or all of their Series C Preferred Shares as set forth in the Holder Conversion Election Notice (as defined below) into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference plus an amount equal to all accrued and unpaid dividends from the date immediately following the immediately preceding Dividend Payment Date to the date of conversion of such specified Series C Preferred Shares by the Conversion Price (each an “Optional Conversion”); and

(ii)         at any time following the date that is twenty-four (24) months following the Issue Date, provided that for the previous 30 consecutive full Trading Days prior to the Corporation Conversion Election Date (A) both the one-day VWAP and the daily Closing Price of a Common Share are each in excess of $50.66 (as adjusted for Common Share Events) and (B) Common Shares with an aggregate value of at least $10,000,000 have been traded on the Trading Market on each of such 30 consecutive full Trading Days, the Corporation shall have the right, at its option (the “Mandatory Conversion Right”), to convert up to such number of the outstanding shares of Series C Preferred Shares as otherwise permitted under Section 7 into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference plus an amount equal to all accrued and unpaid dividends from the date immediately following the immediately preceding Dividend Payment Date to the date of conversion of such Series C Preferred Shares by the Conversion Price (the “Mandatory Conversion”); provided, however, such Mandatory Conversion Right may not be exercised by the Corporation more than two (2) times in any twelve (12) month period.

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(b)          Any Optional Conversion or the Mandatory Conversion shall be subject to the following terms and conditions, as applicable:

(i)          In order to exercise the Optional Conversion Right, the holder of Series C Preferred Shares shall send a written notice to the Corporation (the “Holder Conversion Election Notice”) stating that the holder thereof has elected to convert Series C Preferred Shares. The Holder Conversion Election Notice shall also state the number of Series C Preferred Shares such holder wishes to convert and the number of Common Shares to be issued by the Corporation to such holder pursuant to the Optional Conversion. The holder of Series C Preferred Shares shall include with the Holder Conversion Election Notice the certificate or certificates representing the Series C Preferred Shares to be converted duly endorsed or assigned to the Corporation or in blank. As promptly as practicable, but in no event later that fifteen (15) Business Days, following receipt of a Holder Conversion Election Notice and the certificate or certificates representing the Series C Preferred Shares to be converted, the Corporation shall (or shall cause a transfer agent for the Common Shares to) issue and shall deliver a certificate or certificates for the number of full Common Shares issuable upon such Optional Conversion, together with payment in lieu of any fraction of a share, as provided in Section 6(d), to such holder. If fewer than all the Series C Preferred Shares represented by a certificate delivered to the Corporation pursuant to this Section 6(b)(i) are to be converted pursuant to a Holder Conversion Election Notice, upon such conversion the Corporation shall (or shall cause a transfer agent for the Series C Preferred Shares to) also issue and deliver to the holder of Series C Preferred Shares a new certificate representing the Series C Preferred Shares not so converted.

(ii)         In order to exercise the Mandatory Conversion Right, the Corporation shall send a written notice to the holders of Series C Preferred Shares (the “Corporation Conversion Election Notice”) that the Corporation has elected to exercise the Mandatory Conversion Right and convert such Series C Preferred Shares (the date of such written notice, the “Corporation Conversion Election Date”) and which shall include the one-day VWAP, daily Closing Price and the trading volume of the Common Shares for the 30 full Trading Days preceding the date of the Corporation Conversion Election Notice, and the number of Common Shares to be issued in the Mandatory Conversion. Following the receipt of the Corporation Conversion Election Notice, the applicable holder of Series C Preferred Shares shall surrender to the Corporation the certificate or certificates representing the Series C Preferred Shares so converted, duly endorsed or assigned to the Corporation or in blank. As promptly as practicable, but in no event later than fifteen (15) Business Days, following receipt of the certificate or certificates representing the Series C Preferred Shares converted in the Mandatory Conversion, the Corporation shall (or shall cause a transfer agent for the Common Shares to) issue and deliver, a certificate or certificates for the number of full shares of Common Shares issuable upon such Mandatory Conversion, together with payment in lieu of any fraction of a share, as provided in Section 6(d), to the holders entitled to receive the same. Notwithstanding anything in this Section 6(b)(ii) to the contrary but subject to the limitations set forth in Section 7, upon the close of business on the Corporation Conversion Election Date, the number Series C Preferred Shares converted in the Mandatory Conversion shall automatically be deemed converted into Common Shares, which Common Shares shall be deemed to be outstanding of record, and all rights with respect to such Series C Preferred Shares so converted, including any rights, if any, to receive notices and vote (other than as holders of Common Shares), will terminate, except for the right to receive the number of Common Shares into which such Series C Preferred Shares have been converted.

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(iii)        Unless the Common Shares issuable on an Optional Conversion or Mandatory Conversion are to be issued in the same name as the name in which such Series C Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

(iv)        Holders of Series C Preferred Shares at the close of business on any Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof (in addition to any accrued and unpaid dividends to the date of conversion) following such Dividend Payment Record Date and prior to such Dividend Payment Date. A holder of Series C Preferred Shares on a Dividend Payment Record Date whose Series C Preferred Shares are thereafter converted into Common Shares on or before such Dividend Payment Date will receive the dividend payable by the Corporation on such Series C Preferred Shares on such Dividend Payment Date.

(c)          Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date the Corporation receives the Holder Conversion Election Notice and related stock certificates (the date of such receipt by the Corporation, the “Holder Conversion Election Date”) and the Person or Persons in whose name or names any Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be on such date.

(d)          No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series C Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series C Preferred Share, the Corporation shall pay to the holder of such Series C Preferred Share an amount in cash based upon the Current Market Price of a Common Share on the Trading Day immediately preceding the Holder Conversion Election Date or Corporation Conversion Election Date, as applicable. If more than one Series C Preferred Share shall be converted at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C Preferred Shares so converted.

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(e)          The Conversion Price shall be adjusted from time to time as follows:

(i)          If, after the Issue Date, the Corporation (A) pays a dividend or makes a distribution on its shares of capital stock in Common Shares, (B) subdivides its outstanding Common Shares into a greater number of shares, (C) combines its outstanding Common Shares into a smaller number of shares or (D) issues any shares of capital stock by reclassification of its Common Shares (the events set forth in clauses (A), (B), (C) and (D) above being hereinafter referred to as the “Common Share Events”), the Conversion Price shall be adjusted so that the holder of any Series C Preferred Share thereafter converted shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any Common Share Event had such Series C Preferred Share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (f) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)         If, after the Issue Date, the Corporation issues rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below in this subparagraph (ii)) to subscribe for or purchase Common Shares at a price per share less than the Current Market Price per Common Share on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect at such time by (B) a fraction, the numerator of which shall be the sum of (I) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (II) the number of Common Shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Shares would purchase at such Current Market Price, and the denominator of which shall be the sum of (I) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (II) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately upon the opening of business on the day next following such record date (subject to paragraph (f) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive, absent manifest error.

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(iii)        If the Corporation distributes to all holders of its Common Shares any shares of capital stock of the Corporation (other than Common Shares), cash, assets, evidence of its indebtedness, or Distributed Securities, then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect at such time by (B) a fraction, the numerator of which shall be the Current Market Price per Common Share on the date fixed for the determination of the stockholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors, or a committee thereof, whose determination shall be conclusive, absent manifest error and subject to the adjustment for Spin-Offs set forth herein) of the portion of such shares of capital stock, cash, assets or evidences of indebtedness or Distributed Securities applicable to one Common Share, and the denominator of which shall be the Current Market Price per Common Share on the record date mentioned below. Such adjustment shall become effective immediately upon the opening of business on the day next following (subject to paragraph (f) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Distributed Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of stockholders entitled to such distribution of such Distributed Security, but also is required to be distributed with each Common Share delivered to a Person converting a Series C Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a Series C Preferred Share would no longer be entitled to receive such Distributed Security with a Common Share (other than as a result of the termination of all such Distributed Securities), a distribution of such Distributed Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and shall be adjusted as of the date fixed for the determination of the stockholders entitled to receive such distribution, with any subsequent adjustments being reapplied as appropriate).

With respect to an adjustment pursuant to this subparagraph (iii) where there has been a payment of a dividend or other distribution on the Common Shares of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary of the Corporation or other business unit of the Corporation (a “Spin-Off”), then if the VWAP of the capital stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the 10 consecutive Trading Day period beginning on the fifth trading day after the effective date of the Spin-Off exceeds the fair market value as determined by the Board of Directors, then the Conversion Price shall be re-adjusted using such VWAP as the fair market value.

The occurrence of a distribution or the occurrence of any other event as a result of which holders of Series C Preferred Shares shall not be entitled to receive rights, including exchange rights (the “Rights”), pursuant to any stockholders protective rights agreement that may be adopted by the Corporation as if such holders had converted such shares into Common Shares immediately prior to the occurrence of such distribution or event shall not be deemed a distribution of Distributed Securities for the purposes of any Conversion Price adjustment pursuant to this subparagraph (iii) or otherwise give rise to any Conversion Price adjustment pursuant to this Section 6; provided, however, that in lieu of any adjustment to the Conversion Price as a result of any such distribution or occurrence, the Corporation shall make provision so that Rights, to the extent issuable at the time of conversion of any Series C Preferred Shares into Common Shares, shall issue and attach to such Common Shares then issued upon conversion in the amount and manner and to the extent and as provided in such stockholders protective rights agreement.

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(iv)        If, at any time or from time to time after the Issue Date, the Corporation issues or sells any Common Shares (other than in connection with any underwritten public offering and issuances to unaffiliated third parties for an acquisition on an arm’s-length basis) (“Additional Shares”) for a consideration per share that is less than the Current Market Price on the Business Day immediately preceding the earlier of the issuance or sale, or public announcement of the issuance or sale, of such Additional Shares, then the Conversion Price shall be reduced to an amount determined by multiplying the Conversion Price in effect at such time by a fraction of which (x) the numerator is the sum of (i) the product of (A) the number of Common Shares outstanding immediately prior to such issuance or sale multiplied by (B) the greater of (1) the Conversion Price in effect at such time and (2) the Closing Price on the date preceding the earlier of the issuance or sale or public announcement of the issuance or sale of such Additional Shares (the greater of (1) and (2) above hereinafter referred to as the “Adjustment Price”) and (ii) the aggregate consideration receivable by the Corporation for the total number of Common Shares so issued or sold, and (y) the denominator equals the product of (i) the sum of (A) the total number of Common Shares outstanding immediately prior to such issuance or sale and (B) the number of additional Common Shares issued or sold, multiplied by (ii) the Adjustment Price. An adjustment made pursuant to this subparagraph (iv) shall be made on the next Business Day following the date on which any such issuance or sale is made and shall be effective retroactively to the close of business on the date of such issuance or sale.

(v)         Other than adjustments for cash dividends paid on Common Shares pursuant to Section 6(e)(iii) above, no adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided further, however that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for (A) the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan, or (B) the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (e) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Price, in addition to those required by this paragraph (e), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

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(f)          If the Corporation becomes party to any transaction (including without limitation a merger, consolidation, self-tender offer for all or substantially all Common Shares outstanding or recapitalization of the Common Shares but excluding any Common Share Events (each of the foregoing being referred to herein as a “Transaction”)), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series C Preferred Share that is not redeemed or converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series C Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purpose of this paragraph (f) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (f), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series C Preferred Shares that will contain provisions enabling the holders of the Series C Preferred Shares that remain outstanding after such Transaction to convert their Series C Preferred Shares into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (f) shall similarly apply to successive Transactions.

(g)          If:

(i)          the Corporation pays a dividend on (or makes any other distribution on or repurchases) the Common Shares; or

(ii)         the Corporation grants to the holders of the Common Shares rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants (other than Rights to which the second paragraph of subparagraph (e)(iii) of this Section 6 applies); or

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(iii)        there shall occur any reclassification of the Common Shares (other than an event to which subparagraph (e)(i) of this Section 6 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a self-tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any stockholders of the Corporation is required; or

(iv)        there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be prepared and delivered to the holders of the Series C Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or grant of rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, self-tender offer, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, self-tender offer, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

(h)          Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly prepare and deliver to the holders of the Series C Preferred Shares a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Corporation shall mail such notice and such certificate to the holders of each Series C Preferred Share at such holder’s last address as shown on the stock records of the Corporation.

(i)          In any case in which paragraph (e) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series C Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (f) of this Section 6.

(j)          There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

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(k)          If the Corporation takes any action affecting the Common Shares, other than action described in this Section 6, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series C Preferred Shares, the Conversion Price for the Series C Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

(l)          The Corporation will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series C Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series C Preferred Shares not theretofore converted. For purposes of this paragraph (l), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

(m)          The Common Shares issued by the Corporation in an Optional Conversion or Mandatory Conversion, as applicable shall, upon issuance to such holder, be freely transferrable whether pursuant to Rule 144 without any volume limitations or issued pursuant to an effective registration statement. Any Common Shares issued upon conversion of the Series C Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series C Preferred Shares, the Corporation shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price. The Corporation shall endeavor to list the Common Shares required to be delivered upon conversion of the Series C Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

(n)          The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series C Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series C Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

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(o)          If the Conversion Price is adjusted from time to time in accordance with this Section 6 as the result of an event that alters the number of outstanding Common Shares (or an event in connection with which the Corporation issues any rights, options or warrants or other securities that, upon exercise or conversion (or otherwise), and such issuance would then alter the number of outstanding Common Shares), then the number of Common Shares issuable hereunder shall be adjusted by multiplying (A) the Common Shares issuable hereunder at such time by (B) a fraction, the numerator of which shall be the Conversion Price (prior to such adjustment) and the denominator of which shall be the Conversion Price (following such adjustment).

7.           Ownership Limits

(a)          At any time when a holder of Series C Preferred Shares then Beneficially Owns 9.9% or less, but greater than 4.9%, of the Common Shares outstanding and notwithstanding any other provision contained herein or in the Certificate of Incorporation, in no event will such holder of Series C Preferred Shares be allowed to accept Common Shares issuable upon conversion of the Series C Preferred Shares (taking into account Common Shares owned by any Person deemed to be, with respect to such shares, a Beneficial Owner and, in respect of the Investor Group, Common Shares issuable upon conversion of the Series C Preferred Shares or otherwise) that, when taken together with the Common Shares otherwise held, collectively exceeds 9.9% of the Common Shares outstanding on the Trading Day immediately preceding the Holder Conversion Election Date or Corporation Conversion Election Date, as applicable (each as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of Common Shares resulting from such conversion) (the “9.9% Cap”). Each holder of Series C Preferred Shares, on the one hand, and the Corporation, on the other hand, agrees that this provision is for the benefit of such holder and can be waived by such holder of Series C Preferred Shares on 65 days prior written notice to the Corporation.

(b)          At any time when a holder of Series C Preferred Shares then Beneficially Owns 4.9% or less of the Common Shares outstanding and notwithstanding any other provision contained herein or in the Certificate of Incorporation, in no event will such holder of Series C Preferred Shares be allowed to accept Common Shares issuable upon conversion of the Series C Preferred Shares (taking into account Common Shares owned by any Person deemed to be, with respect to such shares, a Beneficial Owner or Group Member, and, in respect of the Investor Group, Common Shares issuable upon conversion of the Series C Preferred Shares or otherwise) that, when taken together with the Common Shares otherwise held, collectively exceeds 4.9% of the Common Shares outstanding on the Trading Day immediately preceding the Holder Conversion Election Date or Corporation Conversion Election Date, as applicable (each as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of Common Shares resulting from such conversion) (the “4.9% Cap”). Each holder of Series C Preferred Shares, on the one hand, and the Corporation, on the other hand, agrees that this provision is for the benefit of such holder and can be waived by such holder of Series C Preferred Shares on 65 days prior written notice to the Corporation.

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(c)          In no event will a holder of Series C Preferred Shares be allowed to accept Common Shares issuable upon conversion of the Series C Preferred Shares that would result in the ownership of an aggregate number of Common Shares, when taken together with any other Common Shares then held by such holder and persons aggregated with such holder under FINRA rules, in excess of 24.9% of the Common Shares outstanding on the Trading Day immediately preceding the Holder Conversion Election Date (each as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of Common Shares resulting from such conversion) (the “24.9% Share Cap”), unless such ownership of Common Shares in excess of the 24.9% Share Cap is duly approved in advance by FINRA.

8.           Voting; Directors; Covenants.

(a)          Except as otherwise set forth herein or in the Certificate of Incorporation or by law specifically provided, the holders of Series C Preferred Shares shall have no voting rights whatsoever. As to matters upon which holders of Series C Preferred Shares are entitled to vote, the holder thereof shall be entitled to one (1) vote per Series C Preferred Share.

(b)          From and after the Issue Date and prior to the Minimum Ownership Date, the holders of a majority of the outstanding Series C Preferred Shares shall be entitled to elect one (1) independent director (hereinafter referred to as a “Series C Director”) and designate one (1) observer to the Board of Directors and shall have the exclusive right to vote for the election of such nominee to the Corporation’s Board of Directors. Any such director or observer shall meet the definition of “independent director” set forth in the NYSE Listed Company Manual and applicable regulations promulgated by the SEC, and satisfy the reasonable criteria set forth in the Certificate of Incorporation and/or Bylaws of the Corporation, and any such observer shall execute in favor of the Corporation a non-disclosure agreement in form and substance reasonably satisfactory to the Corporation. Upon the occurrence of the Minimum Ownership Date, the right of the holders of a majority of the outstanding Series C Preferred Shares to elect a Series C Director and designate an observer to the Board of Directors shall cease, the term of the office of the Series C Director shall automatically terminate and the authorized number of directors constituting the Board of Directors shall thereupon be reduced accordingly.

(c)          From and after the Issue Date and prior to the Minimum Ownership Date, if and whenever at any time or times there is a Bankruptcy Event or an acceleration of the outstanding obligations of the Corporation under the Senior Facilities (an “Acceleration Event”), then the number of directors constituting the Board of Directors shall, without further action, be increased by one (hereinafter referred to as an “Additional Bankruptcy Director”) and, in addition to the other voting rights set forth herein or otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding Series C Preferred Shares shall have the exclusive right to elect the Additional Bankruptcy Director to fill such newly created directorship at each meeting of stockholders held for the purpose of electing directors. In the event a Bankruptcy Event or Acceleration Event no longer exists or has been waived, cured, discharged or rescinded or the Minimum Ownership Date occurs, the right of the holders of a majority of the outstanding Series C Preferred Shares to elect an Additional Bankruptcy Director shall cease, the term of the office of the Additional Bankruptcy Director shall automatically terminate and the authorized number of directors constituting the Board of Directors shall thereupon be reduced accordingly, but subject always to the same provisions for the reinstatement and divestment of the right to elect an Additional Bankruptcy Director in the case a Bankruptcy Event or Acceleration Event occurs prior to the occurrence of the Minimum Ownership Date.

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(d)          Whenever the voting rights of the holders of a majority of the outstanding Series C Preferred Shares set forth in Sections 8(b) or 8(c) shall have vested, such rights may be exercised initially either at a special meeting of the holders of the Series C Preferred Shares having such voting rights, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, or by the written consent pursuant to Section 228 of the General Corporation Law of the holders of the Series C Preferred Shares entitled to vote thereon.

(e)          At any time when such voting rights provided in Sections 8(b) or 8(c) shall have vested in the holders of a majority of the outstanding Series C Preferred Shares, and if such rights shall not already have been initially exercised, a proper officer of the Corporation, upon the written request of the holders of record of 10% of the Series C Preferred Shares outstanding, addressed to the Secretary of the Corporation, shall call a special meeting of the holders of the Series C Preferred Shares for the purpose of electing the directors contemplated by Sections 8(b) or 8(c). Such meeting shall be held at the earliest practicable date after giving of the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by a proper officer of the Corporation within 20 days after the personal service of such written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States of America, by registered mail addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% in number of Series C Preferred Shares then outstanding which would be entitled to vote at such meeting may designate in writing one of their number to call such meeting at the expense of the Corporation, and such Person so designated may call a special meeting of the holders of the Series C Preferred Shares. Such meeting shall be held after giving the notice required for annual meetings of stockholders at the same place as is elsewhere provided in this Section 8(e). Any holder of the Series C Preferred Shares which would be entitled to vote at such meeting shall have access to the stock books of the Corporation relating to the Series C Preferred Shares for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 8(e).

(f)          At any meeting held for the purpose of electing directors at which the holders of a majority of the outstanding Series C Preferred Shares shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding Series C Preferred Shares shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof: (A) (i) the absence of a quorum of the holders of the Series C Preferred Shares shall not prevent the election of directors by other stockholders of the Corporation and (ii) the absence of a quorum or quorums of such other stockholders shall not prevent the election of directors to be elected by the holders of the Series C Preferred Shares, and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice as to time and place other than announcement at the meeting except as otherwise provided by law, until a quorum shall be present.

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(g)          Any vacancy occurring in the office of a Series C Director or Additional Bankruptcy Director elected by the holders of a majority of the outstanding Series C Preferred Shares may be filled by the holders of a majority of the outstanding Series C Preferred Shares.

(h)          The term of office of a Series C Director or Additional Bankruptcy Director, as applicable, in office at any time when such voting right is vested in the holders of a majority of the outstanding Series C Preferred Shares shall terminate upon the election of their successor by the holders of a majority of the outstanding Series C Preferred Shares at any meeting of stockholders for the purpose of electing directors. Upon any termination of such voting right, the term of office of a Series C Director or Additional Bankruptcy, as applicable, then in office shall thereupon terminate and, upon such termination, the number of directors constituting the Board of Directors shall, without further action, be reduced accordingly, subject always to the increase of the number of directors pursuant to Sections 8(b) and 8(c) in case of the future right of the holders of a majority of the outstanding Series C Preferred Shares to elect a Series C Director or Additional Bankruptcy Director, as applicable.

(i)          Notwithstanding the foregoing, when taken together with all the other rights to appoint directors to the Board of Directors, the holders of the Series C Preferred Shares shall not at any time be entitled to appoint a number of members of the Board of Directors which would constitute 50% or more of the total number of members of the Board of Directors and, if at any time the members of the Board of Directors appointed by the holders of a majority of the outstanding Series C Preferred Shares constitute 50% or more of the total number of members of the Board of Directors, then the term of office of the last elected Series C Director or Bankruptcy Director then in office shall thereafter automatically terminate.

(j)          So long as any Series C Preferred Shares remain outstanding, in addition to any other vote or consent of stockholders required by law or the Certificate of Incorporation, the Corporation shall not, directly or indirectly (including through merger or consolidation with any other corporation) and shall not permit any of its Subsidiaries to, without the affirmative vote at a meeting or the written consent without a meeting of the holders of at least a majority of Series C Preferred Shares and the holders of the Series B Preferred Shares, voting as a single class (other than Section 8(j)(ii) below, which shall only require the affirmative vote of the holders of at least a majority of Series C Preferred Shares):

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(i)          authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for, shares of, Preferred Stock or any other capital stock of the Corporation, which shares rank senior to or on a parity with Series C Preferred Shares (other than (A) the Series B Preferred Shares, or (B) any prior or parity shares that are not redeemable, except for a Change of Control, delisting event, or similar event, by the holder or, with respect to Senior Shares, are not convertible and are not equity linked) in the payment of dividends or in the distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation (other than the issuance of any Additional Shares pursuant to Section 6(e)), or authorize or create, or increase the authorized number of, any class or series of capital stock of the Corporation the shares of which rank senior to or on a parity with Series C Preferred Shares (other than (A) the Series B Preferred Shares, or (B) any senior or parity shares that are not redeemable, except for a Change of Control, delisting event, or similar event, by the holder or, with respect to Senior Shares, are not convertible and are not equity linked) in the payment of dividends or in the distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation or any security convertible into, or convertible or exchangeable for, shares of any such class or series (other than any increase in the authorized number of Series C Preferred Shares);

(ii)         amend, alter or repeal any of the provisions of the Certificate of Designation designating the 7% Series C Convertible Preferred Stock as a series of Preferred Stock, the Certificate of Incorporation or the Bylaws of the Corporation so as to materially and adversely affect the powers, designations, preferences and rights of the Series C Preferred Shares or change the size of the Board of Directors; provided, however, that the amendment of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Shares or to increase the authorized amount of Series C Preferred Shares shall not be deemed to affect adversely the powers, designations, preferences and rights of the Series C Preferred Shares or the holders thereof;

(iii)        enter into any transaction or series of related transactions with any Affiliate of the Corporation or any of its subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Corporation or such subsidiary as would reasonably be obtained by the Corporation or such subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; or

(iv)        contract, create, incur, assume or suffer to exist any Indebtedness or guarantee any such Indebtedness with an aggregate value of more than 4.0 times LTM Adjusted EBITDA.

9.           Rank.

The Series C Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all Common Shares, and senior to all other equity securities of the Corporation other than equity securities referred to in clauses (ii) and (iii) of this sentence (“Junior Shares”); (ii) to the extent authorized under Section 8(j)(i) of this Certificate of Designation, on a parity the Series B Preferred Shares and all other equity securities of the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Shares with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation (“Parity Shares”); and (iii) to the extent authorized under Section 8(j)(i) of this Certificate of Designation, junior to all equity securities of the Corporation the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Shares with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation (“Senior Shares”). The term “equity securities” does not include convertible debt securities (the issuance of which, for the avoidance of doubt, shall be subject to Section 8(j)(iv)).

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10.         Record Holders.

The Corporation may deem and treat the record holder of any Series C Preferred Shares as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

11.         Reports to Holders.

So long as any Series C Preferred Shares remain outstanding, if the Corporation is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, and is required by any debt financing agreement to provide quarterly reports, the Corporation shall cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by the Corporation’s independent certified public accountants) which the Corporation would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange to be mailed to each holder of record of Series C Preferred Shares appearing on the stock books of the Corporation as of the date of such mailing at the address of said holder shown therein within fifteen (15) days after the date when such report would have been required to be filed under Section 13 of the Exchange Act. If the Corporation is no longer a party to any debt financing agreement which requires the preparation of quarterly reports, the Corporation shall cause the annual reports of each of its broker-dealer subsidiaries (containing audited statements) that the Corporation must provide to FINRA, to be mailed to each holder of record of Series C Preferred Shares appearing on the stock books of the Corporation as of the date of such mailing at the address of said holder shown therein within fifteen (15) days after the date when such reports are required to be filed with FINRA.

12.         No Preemptive Rights.

No holder of Series C Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued Shares (whether now or hereafter authorized) or securities of the Corporation convertible into, or carrying a right to subscribe to or acquire, Shares.

13.         No Other Rights.

The Series C Preferred Shares shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation or as may be provided by law.

29

14.         Waiver.

Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series C Preferred Shares granted hereunder may be waived as to all Series C Preferred Shares (and the holders thereof) upon the approval of the Board of Directors (or an authorized committee thereof) and the holders of a majority of the Series C Preferred Shares then outstanding.

[Signature Page Follows.]

30

IN WITNESS WHEREOF, RCS Capital Corporation has caused this Certificate to be duly executed in its name and on its behalf by its Chief Executive Officer this __ day of December, 2014.

RCS CAPITAL CORPORATION

By:
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer

EXHIBIT C

Form Of Opinion of Proskauer Rose LLP

1. The Company: (a) is a validly existing corporation in good standing under the laws of the State of Delaware with all corporate power and authority, as applicable, to own, lease or operate its property and assets and to conduct its business as described in the Company’s public filings with the Securities and Exchange Commission; (b) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement; and (c) is duly qualified and is in good standing as a foreign corporation authorized to do business in the State of New York.

2. The Agreement has been duly authorized, executed and delivered by the Company.

3. The execution, delivery and performance by the Company of the Agreement does not, and will not, (a) violate the Charter, (b) violate the By-Laws, (c) violate any provision of Applicable Law, insofar as any such Applicable Law is applicable to the Company, or (d) violate or breach any decree, judgment, permit, license or order naming the Company that is known to us of any Delaware (insofar as it relates to the DGCL), New York or federal court or governmental agency, body or authority or administrative agency having jurisdiction over the Company or any of its assets or properties.

4. All of the Preferred Stock has been duly authorized and, when issued and delivered to and paid for by the Investors pursuant to the Agreement, will be duly and validly issued, fully paid and non-assessable; the issuance of such Preferred Stock is not subject to any preemptive or similar rights of stockholders under the DGCL.

5. The shares of the Company’s Common Stock into which the Series C Preferred Stock is convertible (the “Preferred Conversion Shares”) at the “Conversion Price” (as defined in the Certificate of Designation) have been duly authorized and validly reserved for issuance upon conversion of the Series C Preferred Stock and if issued upon conversion of the Preferred Stock and delivered in accordance with the terms of the Series C Preferred Stock and the Series C Certificate of Designations and duly countersigned and registered by the transfer agent and registrar upon such conversion, such Preferred Conversion Shares would be validly issued, fully paid and non-assessable.

6. Assuming (a) the Preferred Stock are “securities” (as defined in Section 8-102 of the UCC), (b) issuance of the Preferred Stock in the names of the Investors, (c) delivery in the State of New York of the Preferred Stock to the Investors, (d) the Investors have paid for the Securities pursuant to the Agreement, and (e) at the time of the last of those events, the Investors do not have notice of an adverse claim (as defined in Section 8-105 of the UCC) to the Securities, the Preferred Stock will be acquired by the Investors free of any adverse claim (as defined in Section 8-102 of the UCC).

7. No approval, authorization, consent or order of or filing with any federal, New York or Delaware (insofar as it relates to the DGCL) governmental or regulatory commission, board, body, court, authority or agency is required in connection with (a) the execution, delivery and performance by the Company of the Agreement, or (b) the issuance and delivery of the Securities as contemplated thereby, other than (i) for those known to us for which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) such as have been obtained or made, or will have been obtained or made, at or prior to the closing of the transactions contemplated by the Agreement, (iii) such as are described in Schedule B to this opinion, and (iv) for filings not required to be made at or prior to the closing of the transactions contemplated by the Agreement.

8. Assuming the accuracy of the representations and warranties of the Investors contained in the Agreement and the compliance of such parties with the agreements set forth herein and therein, it is not necessary, in connection with the issuance and sale of the Purchased Securities, in the manner contemplated by the Agreement, to register the Purchased Securities under the Securities Act.

9. The Company is not and, upon the sale of the Securities and the application of the net proceeds therefrom will not be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended).

We have no knowledge of any action, suit, investigation, litigation or proceeding before any federal, New York or Delaware (insofar as it relates to the DGCL) governmental authority or arbitral body against the Company that challenges the legality, validity or enforceability of the Transaction Documents or the transactions contemplated by the Agreement that would have a Material Adverse Effect on the Company.

EXHIBIT D

RCS CAPITAL CORPORATION

OFFICER’S CERTIFICATE

In connection with the issuance of 5,800,000 shares of 11% Series B Preferred Stock, par value $0.001 per share, and 4,400,000 shares of 7% Series C Convertible Preferred Stock, par value $0.001 per share, of RCS Capital Corporation, a Delaware corporation (the “Company”) in exchange for shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company pursuant to the Securities Exchange Agreement dated December 12, 2014 (the “Securities Exchange Agreement”), among the Company and the Investors named therein, the undersigned, Edward M. Weil, Jr., in his capacity as Chief Executive Officer of the Company, hereby certifies to the Investors on behalf of the Company that:

1.	The representations and warranties of the Company set forth in Section 3.2(a) of the Securities Exchange Agreement are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Security Exchange Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

3.	Trading in the Common Stock has not been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of the Securities Exchange Agreement, and the Common Stock has been at all times since such date listed for trading on a Trading Market.

4.	No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary or pertaining to the transactions contemplated by the Securities Exchange Agreement or their consummation, has been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a Material Adverse Effect.

5.	The Company has simultaneously consummated all the transactions contemplated by the Securities Exchange Agreement.

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Securities Exchange Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has affixed his signature hereto this [•]th day of December, 2014.

RCS CAPITAL CORPORATION

By:
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer

[Signature Page – Officer’s Certificate]

EXHIBIT E

RCS CAPITAL CORPORATION

SECRETARY’S CERTIFICATE

The undersigned, Brian D. Jones, the Chief Financial Officer and Assistant Secretary of RCS Capital Corporation, a Delaware corporation (the “Company”), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the issuance of 5,800,000 shares of 11% Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Shares”), of the Company and 4,400,000 shares of 7% Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Shares”),, of the Company, which are convertible into a maximum of 338,461 shares of Class A Common Stock, par value $0.001 per share, of the Company (together with the Series B Preferred Shares and the Series C Convertible Preferred Shares, the “Securities”) in exchange for shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company pursuant to the Securities Exchange Agreement dated December 12, 2014 (the “Securities Exchange Agreement”), among the Company and the Investors named therein, to the Investors, that:

1.	Attached hereto as Exhibit A is a true and correct copy of the [Third] Amended and Restated Certificate of Incorporation of the Company as in full force and effect on the date hereof and as certified by the Secretary of State of the State of Delaware (the “Charter”). No amendment or other modification affecting the Charter has been filed, recorded or executed other than as shown in such Exhibit A, and no authorization for the filing, recording or execution of any such amendment or modification is outstanding; and no action has been taken or is pending or is contemplated for the merger of the Company into another company, or for the consolidation or sale of all or a material part of the assets or business of the Company, or for the dissolution or liquidation of the Company or threatening the existence of the Company.

2.	Attached hereto as Exhibit B is a true and correct copy of the Second Amended and Restated By-Laws, of the Company as in full force and effect on the date hereof (the “Bylaws”). No proposal for any amendment to the Bylaws of the Company is currently pending.

3.	Attached hereto as Exhibit C are true and correct copies of resolutions adopted by unanimous written consent of the Executive Committee of the Board of Directors of the Company on December 12, 2014 approving the transactions contemplated by the Securities Exchange Agreement and the issuance of the Securities. The foregoing resolutions adopted in the actions taken by unanimous written consent were duly adopted in accordance with Delaware law and the Charter and Bylaws and, in the case of the resolutions set forth in item (b), the Company’s Audit Committee Charter. The foregoing resolutions adopted in the actions taken by written consent have not been repealed or amended and are in full force and effect. No other resolutions or consents have been adopted by the Board of

Directors of the Company or any committee of the Board of Directors of the Company relating to the transactions contemplated by the Securities Exchange Agreement. Each person executing each consent as a member of the Board of Directors of the Company was, and at all times since the date of such consent has been, a duly elected and incumbent member of the Board of Directors

4.	The persons whose names appear on Exhibit D are duly qualified and acting officers of the Company, duly elected or appointed to the offices set forth opposite their respective names, and the signature set opposite the names of the officers are their authentic signatures.

Proskauer Rose LLP is entitled to rely on this Secretary’s Certificate in connection with the opinion that such firm is rendering pursuant to the Securities Exchange Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Exchange Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this [•]th day of December, 2014.

Brian D. Jones
Chief Financial Officer and Assistant Secretary

I, Edward M. Weil, Jr., the Chief Executive Officer of the Company, hereby certify that Brian D. Jones is the duly elected, qualified and acting Assistant Secretary of the Company and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this [•]th day of December, 2014.

Edward M. Weil, Jr.
Chief Executive Officer

[Signature Page – Secretary’s Certificate]

EXHIBIT A

CHARTER

EXHIBIT B

BYLAWS

EXHIBIT C

RESOLUTIONS OF THE BOARD OF DIRECTORS

EXHIBIT D

Name	Office	Signature

Nicholas S. Schorsch	Executive Chairman of the Board of Directors

Edward M. Weil, Jr.	Chief Executive Officer

Brian D. Jones	Chief Financial Officer and Assistant Secretary

Peter M. Budko	Chief Investment Officer

EXHIBIT F

RCS CAPITAL CORPORATION

INVESTOR OFFICER’S CERTIFICATE

In connection with the issuance of 5,800,000 shares of 11% Series B Preferred Stock, par value $0.001 per share, and 4,400,000 shares of 7% Series C Convertible Preferred Stock, par value $0.001 per share, of RCS Capital Corporation, a Delaware corporation (the “Company”) in exchange for shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company pursuant to the Securities Exchange Agreement dated December 12, 2014 (the “Securities Exchange Agreement”), among the Company and the Investors named therein, the undersigned, Mr. Norris Nissim, in his capacity as General Counsel of Luxor Capital Partners, LP (“Luxor”) , hereby certifies to the Company on behalf of Luxor that:

1.	The representations and warranties of Luxor set forth in Section 3.3(a) of the Securities Exchange Agreement are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

2.	Luxor has performed and complied with, in all material respects, all agreements and conditions contained in the Securities Exchange Agreement required to be performed or complied with prior to or at the Closing.

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Securities Exchange Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has affixed his signature hereto this [•]th day of December, 2014.

LUXOR CAPITAL PARTNERS, LP

By:
Name:
Title:

[Signature Page – Investor Officer’s Certificate]

EXHIBIT G

Letter of Acknowledgement and Representations

RCS Capital Corporation
405 Park Avenue, 15th Floor
New York, New York 10022

December [•], 2014

Gentlemen:

We are considering making an investment in 5,800,000 shares of 11% Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Shares”), of RCS Capital Corporation (the “Company”) and 4,400,000 shares of 7% Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Shares”), of the Company, which are convertible into a maximum of 338,461 shares of Class A Common Stock, par value $0.001 per share, of the Company (together with the Series B Preferred Shares and the Series C Convertible Preferred Shares, the “Securities”) in exchange for shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company pursuant to the Securities Exchange Agreement dated December 12, 2014 (the “SEA”), among the Company and the Investors named therein. In consideration of and as an inducement to your entering into the Transactions, we, on our own behalf and on behalf of each of our Affiliates (as defined below), acknowledge, represent and warrant to, and agree with, you and each of your Affiliates as follows (this “Agreement”):

1. that we are a qualified institutional buyer, as such term is defined in Rule 144A of the Securities Act of 1933, as amended (the “Act”), and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits, risks and suitability of investing in the Securities; and that we are able to bear the economic risks of, and an entire loss of, our investment in the Securities;

2. that we have determined, or will determine, based on our own independent review and such professional advice as we have deemed appropriate under the circumstances, that our receipt of the Securities (i) is fully consistent with our financial need, objectives and condition, (ii) complies and is fully consistent with all investment policies, guidelines and restrictions applicable to us and (iii) is a fit, proper and suitable investment for us, notwithstanding the clear and substantial risks inherent in investing in or holding the Securities;

3. that the SEA and this Agreement is the product of negotiations between sophisticated parties;

4. that the non-disclosure agreement entered into between RCS Capital Corporation and us on [•] and the non-disclosure agreement entered into between RCS Capital Corporation and us on [•] (the “Existing NDAs”) remain in full force and effect as of the date hereof;

5. that we have been provided with, and had sufficient time and opportunity to review, all information with respect to the Securities and the Company that we have deemed, in our sole discretion, to be relevant to our decision with respect to investment in the Securities, including without limitation certain material, non-public information provided by the Company to us and our Representatives pursuant to the Existing NDAs (“MNPI”) and subject to the terms thereof with respect to the Securities and the Company;

6. that the MNPI remains, and was when provided, subject to the Existing NDAs;

7. that we have consulted with our own counsel with respect to this Agreement and the terms hereof, and have delivered this Agreement freely and voluntarily;

8. that you would not enter into the SEA without the execution and delivery of this Agreement and the protections afforded to you and your Affiliates by this Agreement; and

9. as of the date of the closing of the SEA, we shall be deemed to have made the representations, warranties, agreements and waivers made by us in this Agreement as of the date hereof.

References herein to “Affiliates” include any entity controlled, directly or indirectly, by the referenced entity or person, any entity or person that controls, directly or indirectly, the referenced entity, and any entity under common control with the referenced entity. As used herein, “control” means ownership by the referenced entity or person of a majority of the voting power of an entity or the contractual right of the referenced entity or person to direct the actions of such entity and “controlled by” and “controls” shall be construed accordingly. As used herein, “Representatives” of any person shall mean its Affiliates and the directors, officers, employees, controlling persons, representatives, co-investors, agents and advisors of such person and its Affiliates (including, without limitation, financial advisors, counsel and accountants).

Each of the terms of this Agreement shall survive the execution and delivery of this Agreement and our receipt of the Securities upon issuance.

This Agreement will be governed by and construed in accordance with New York law without giving effect to the choice of law provisions thereof. Each party, on behalf of itself and its Affiliates, hereby irrevocable submits to the exclusive jurisdiction and venue of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction or venue of any such court, or that such suit, action or proceeding is improper.

Please confirm your agreement with the forgoing by signing and returning the enclosed copy of this letter to the undersigned.

LUXOR CAPITAL PARTNERS, LP

By:
Name:
Title:

Accepted as of the date first above written:

RCS CAPITAL CORPORATION

By:
Name:
Title:

[Signature Page – Letter of Acknowledgement]

EXHIBIT H

Series A Conversion Notice

December 12, 2014

RCS Capital Corporation

405 Park Avenue

15th Floor

New York, New York 10022

Attention: Legal Counsel

Per Section 6 of the Certificate of Designation dated April 29th, 2014 this is the Holder Conversion Election Notice.

This is written notice to convert 800,235 shares of Series A Preferred Shares into 1,435,451 shares of Common Stock for Luxor Capital Partners LP

This is written notice to convert 1,004,390 shares of Series A Preferred Shares into 1,801,661 shares of Common Stock for Luxor Capital Partners Offshore Master Fund LP

This is written notice to convert 211,549 shares of Series A Preferred Shares into 379,473 shares of Common Stock for Luxor Wavefront LP

This is written notice to convert 80,631 shares of Series A Preferred Shares into 144,634 shares of Common Stock for OC19 Master Fund LP – LCG

This is written notice to convert 74,748 shares of Series A Preferred Shares into 134,082 shares of Common Stock for Luxor Spectrum Offshore Master Fund LP

For the avoidance of doubt, the common stock should be issued in the same name as the converting preferred holder.

The certificates have been previously delivered to the company on November 18, 2014 and therefore shall be deemed to have already delivered to the company satisfying the terms of the Certificate of Designation.

Should you require anything further, please call me at 212-763-8041.

Kind Regards,

Norris Nissim
General Counsel

EXHIBIT I

Luxor Written Consent

RCS Capital Corporation

Action By Unanimous Written Consent of the Holders of the Outstanding Shares of Series A Preferred Stock of RCS Capital Corporation

The undersigned stockholders of RCS Capital Corporation, a Delaware corporation (the “Company”), being the holders of all of the issued and outstanding shares of 7% Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series A Preferred Stock”), do hereby consent to and adopt the resolutions attached hereto as Annex A, which are incorporated herein by reference, pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and the By-Laws of the Company.

This Written Consent (the “Written Consent”) may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts.

IN WITNESS WHEREOF, the undersigned stockholders have executed and delivered this Written Consent with respect to all the shares of Series A Preferred Stock held by such stockholders on the date written below opposite its name.

[Signature Page Follows.]

LUXOR CAPITAL PARTNERS, LP

By:		Dated:
Name:
Title:

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By:		Dated:
Name:
Title:

LUXOR SPECTRUM OFFSHORE MASTER FUND, LP

By:		Dated:
Name:
Title:

LUXOR WAVEFRONT, LP

By:		Dated:
Name:
Title:

OC 19 MASTER FUND, L.P.-LCG

By:		Dated:
Name:
Title:

ANNEX A

WHEREAS, the Company desires to enter into that certain Securities Exchange Agreement attached hereto as Exhibit A and incorporated by reference herein (the “Exchange Agreement”), by and among the Company and the other parties thereto;

WHEREAS, pursuant to Section 8(k) of the Certificate of Designation governing the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on April, 29, 2014 (the “Series A COD”), the Company may not, without the affirmative vote at a meeting or the written consent without a meeting of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding and subject to certain limited exceptions contained in the Series A COD, enter into the transactions contemplated by the Exchange Agreement, including authorizing or approving the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for, shares of, Preferred Stock (as defined in the Series A COD) or any other capital stock of the Company, which shares rank prior to or on a parity with the shares of Series A Preferred Stock; and

WHEREAS, the undersigned holders of Series A Preferred Stock desire the Company to enter into and perform its obligations under the Exchange Agreement;

NOW, THEREFORE, BE IT RESOLVED, consistent with the DGCL and the Company’s By-Laws, effective immediately, the undersigned holders of Series A Preferred Stock affirmatively authorize, consent to and approve the Company entering into the Exchange Agreement and performing its obligations thereunder, including, without limitation, the issuance of the New Preferred Shares (as defined in the Exchange Agreement); and be it further

RESOLVED, that all prior lawful actions taken by the Board of Directors, the Executive Committee of the Company and the officers of the Company, or any of them, in connection with the foregoing resolutions on behalf of the Company be, and they hereby are, ratified and confirmed in all respects.

EXHIBIT A

[Securities Exchange Agreement]

EXHIBIT J

AMENDMENT NO. 1 TO
PUT & CALL AGREEMENT

This AMENDMENT NO. 1 TO PUT & CALL AGREEMENT, dated as of December [•], 2014 (this “Amendment”), is entered into by and among RCS Capital Corporation (the “Company”), Luxor Capital Partners, LP, Blue Sands LLC, Blue Sands B Inc., Blue Sands C Inc., and Blue Sands D Inc. (collectively, the “Investors”) and the existing members of RCS Capital Management, LLC (together with the Company and the Investors, the “Parties”).

WHEREAS, on April 29, 2014, the Parties entered into a Put & Call Agreement (the “PCA”);

WHEREAS, on December [•], 2014, the Company entered into a Securities Exchange Agreement (the “SEA”) with Luxor Capital Group, LP and the other investors identified on the signature pages of the SEA, all of whom are affiliates of the Investors, which provides for, among other things, the exchange of Series A Preferred Stock (as defined in the SEA) for Series C Preferred Stock (as defined in the SEA) following the satisfaction or waiver of certain conditions.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to the following:

1.	This Amendment shall become effective on the date hereof (the “Effective Date”).

2.	On the Effective Date, Section 1.1(tt) of the PCA is hereby amended and restated in its entirety as follows:

““Put Settlement Amount” means, as to the Put Interest, such number of shares of Class A Common Stock equal to (i) the number of shares of the Class A Common Stock outstanding (plus the amount of Class A Common Stock issuable upon conversion of all outstanding 7% Series C Convertible Preferred Stock and 5.00% Convertible Senior Notes due 2021 at such date) at the time of the Put Exercise Notice multiplied by (ii) the Percentage Interest that is attributable to the Put Interest, multiplied by (iii) 0.15.”

3.	On the Effective Date, Section 5.12 of the PCA is hereby amended and restated in its entirety as follows:

Section 10. Section 5.12. Ownership Limits.

(a)	At any time when the Investor then Beneficially Owns 9.9% or less but greater than 4.9% of the Class Common Stock outstanding, in no event will the Investor be allowed to accept Class A Common Stock, including Class A Common Stock obtained upon conversion of the Series C

Preferred Shares or otherwise (taking into account Class A Common Stock owned by any Person deemed to be, with respect to such shares, a Beneficial Owner ) that, when taken together with the Class A Common Stock otherwise held, collectively exceeds 9.9% of the Class A Common Stock outstanding on the Trading Day immediately preceding the Put Exercise Notice or Call Exercise Notice, as applicable (each as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of Class A Common Stock resulting from such conversion). The Investor, on the one hand, and the Company, on the other hand, agrees that this provision is for the benefit of the Investor and can be waived by the Investor on 65 days prior written notice to the Company.

(b)	At any time when the Investor then Beneficially Owns 4.9% or less of the of the Class A Common Stock outstanding, in no event will the Investor be allowed to accept Class A Common Stock, including Class A Common Stock obtained upon conversion of the Series C Preferred Shares or otherwise (taking into account Class A Common Stock owned by any Person deemed to be, with respect to such shares, a Beneficial Owner ) that, when taken together with the Class A Common Stock otherwise held, collectively exceeds 4.9% of the Class A Common Stock outstanding on the Trading Day immediately preceding the Put Exercise Notice or Call Exercise Notice, as applicable (each as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of Class A Common Stock resulting from such conversion). The Investor, on the one hand, and the Company, on the other hand, agrees that this provision is for the benefit of the Investor and can be waived by the Investor on 65 days prior written notice to the Company.

For purposes of this Section 5.12, “Beneficial Owner” shall mean a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act).

4.	The PCA and this Amendment constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations or agreements relating thereto, whether written or oral. No amendment or modification of this Amendment shall be valid or binding upon the parties unless in writing and signed by the Parties; provided, however, if the SEA is terminated for any reason prior to the Effective date, this Amendment will terminate automatically, without requiring any action of any kind to be taken by the Parties, and shall be null and void and without further effect thereafter.

5.	Except as specifically amended by this Amendment, the PCA shall remain in full force and effect and the PCA, as amended by this Amendment, is hereby ratified and affirmed in all respects. Following the Effective Date, each reference in the PCA to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the PCA as amended by this Amendment.

6.	The Parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. This Amendment shall be governed by the laws of the State of New York, without regard to the choice of law principles thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

RCS CAPITAL CORPORATION

By:
Name:
Title:

INVESTOR:

LUXOR CAPITAL PARTNERS, LP

By:
Name:
Title:

BLUE SANDS LLC

By:
Name:
Title:

BLUE SANDS B INC.

By:
Name:
Title:

BLUE SANDS C INC.

By:
Name:
Title:

BLUE SANDS D INC.

By:
Name:
Title:

[Signature Page - Amendment No. 1 to Put & Call Agreement]

existing members:

By:
	Name:	Nicholas S. Schorsch

By:
	Name:	Shelley D. Schorsch

By:
	Name:	William M. Kahane

By:
	Name:	Peter M. Budko

By:
	Name:	Edward M. Weil Jr.

By:
	Name:	Brian S. Block